UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Golden Minerals Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Golden Minerals Company 2025 Proxy Statement Notice of Annual Meeting of Stockholders May 27, 2025 2:00 pm CT Lakeway Dr., Lakeway, TX 78734

Notice of 2025 Annual Meeting of Stockholders

To Our Stockholders,

The 2025 annual meeting of stockholders of Golden Minerals Company will be held at Lakeway Resort & Spa, Suite Pecos, addressed at 101 Lakeway Drive, Lakeway, Texas 78734, on Tuesday, May 27, 2025, at 2:00 p.m. Central Time. For instructions on how to attend and vote your shares at the annual meeting, see the information in the accompanying Proxy Statement. The annual meeting of stockholders will be held for the following purposes:

1.	To elect five directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected;
2.	To ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3	To approve the Company’s Amended and Restated 2023 Equity Incentive Plan; and
4.	To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board of Directors recommends (i) a vote “FOR” each of the director nominees; and (ii) a vote “FOR” Proposals 2 and 3.

You are entitled to attend and vote at the annual meeting, or any postponement or adjournment of the annual meeting, if you are a holder of our common stock at the close of business on March 31, 2025. This Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2024, are first being sent to stockholders on or around April 17, 2025.

Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to vote as soon as possible to ensure your shares are represented and voted at the annual meeting.

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If you are a stockholder of record or “registered stockholder”:

How You Can Vote
We use the “Notice and Access” model permitted by the U.S. Securities and Exchange Commission for distributing our annual meeting materials electronically to certain stockholders. Some stockholders may also automatically receive our annual meeting materials in paper form. You may choose to receive your materials in either format. Please see “Internet Availability of Proxy Materials” on page 4 of the Proxy Statement for more information. To make sure that your shares are represented at the annual meeting, please cast your vote by one of the following methods:
Online	Go to www.aalvote.com/AUMN and follow the instructions provided. You will need the Control Number provided on your proxy card.
Telephone	Dial 1-866-804-9616 using a touch-tone telephone and following the menu instructions.
Mail	Complete, sign and date your proxy card, then fold and return your proxy card using the prepaid envelope provided.
During the Meeting	You may vote in person by attending the meeting at Lakeway Resort & Spa on May 27, 2025.

If you are a beneficial stockholder and hold your shares through a broker, bank or other nominee:

You should follow the instructions in the Notice or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

How You Can Access Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2025 annual meeting:

The Proxy Statement, Proxy Card and Annual Report to Stockholders for the year ended December 31, 2024 are available on the Internet at https://web.viewproxy.com/AUMN/2025.

April 17, 2025

Cordially,

Joe Dwyer

Chief Financial Officer and Corporate Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD OR SUBMIT YOUR PROXY AND/OR VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET SO THAT A QUORUM MAY BE REPRESENTED AT THE MEETING. STOCKHOLDERS WHO ATTEND THE MEETING IN PERSON MAY REVOKE THEIR PROXIES AND VOTE IN PERSON ONLINE DURING THE MEETING IF THEY SO DESIRE.

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Proxy Statement

GOLDEN MINERALS COMPANY

1312 17th Street, Unit #2136
Denver, Colorado, 80202

This Proxy Statement is furnished to the stockholders of Golden Minerals Company (“Golden Minerals,” the “Company,” “we” or “our”) in connection with the solicitation of proxies by the board of directors of Golden Minerals to be voted at the annual meeting of stockholders on May 27, 2025, or at any postponements or adjournments of the annual meeting. Our annual meeting is being held for the purposes set forth in the accompanying Notice of 2025 Annual Meeting of Stockholders. The Proxy Statement, proxy card and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2024, were made available to stockholders on or about April 17, 2025.

INTERNET AVAILABILITY OF PROXY MATERIALS

We will furnish our proxy materials through “Notice and Access” via the Internet in accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”). In accordance with the “Notice and Access” model, we will furnish a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders who will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of proxy materials. The Notice will contain instructions on how to access our proxy materials and how to vote. In addition, stockholders may request proxy materials in printed form by mail or electronically by email by writing investor.relations@goldenminerals.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Important Notice Regarding the availability of proxy materials for the Annual Stockholders Meeting to be held on May 27, 2025: The Proxy Statement, Proxy Card, and Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2024, are available at https://web.viewproxy.com/AUMN/2025.

ABOUT THE MEETING

You have received these proxy materials because our board of directors is soliciting your proxy to vote your common stock at the annual meeting of stockholders to be held on May 27, 2025. This Proxy Statement describes matters on which we would like you to vote at our annual meeting. It also provides you with information on these matters so that you may make an informed decision.

HOW TO ATTEND THE ANNUAL MEETING

All stockholders (or their duly appointed proxies) as of the close of business on March 31, 2025 (the “record date”) may attend the annual meeting. If you are not a stockholder of record but hold your shares through a broker, bank or other holder of record (i.e., in “street name”) and wish to attend the annual meeting, you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement as of the record date, a copy of the voting instruction card provided by your broker, bank or other holder of record, or other similar evidence of ownership. Registration and seating will begin at approximately 15 minutes prior to the starting time of the annual meeting. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting.

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HOW YOU CAN VOTE

We encourage stockholders to submit their votes in advance of the annual meeting. You may elect to vote by one of four methods.

If you are a stockholder of record or “registered stockholder”:

Online	Go to www.aalvote.com/AUMN and follow the instructions provided. You will need the Control Number provided on your proxy card.
Telephone	Dial 1-866-804-9616 using a touch-tone telephone and following the menu instructions.
Mail	Complete, sign and date your proxy card, then fold and return your proxy card using the prepaid envelope provided.
During the Meeting	You may vote in person by attending the meeting at Lakeway Resort & Spa on May 27, 2025.

If you are a beneficial stockholder:

You should follow the instructions in the Notice or voting instructions provided by your broker or nominee. In these cases, you may vote by Internet, telephone or mail. You may vote your shares beneficially held through your broker if you attend the annual meeting and you obtain a legal proxy from your broker giving you the legal right to vote the shares at the annual meeting.

PROPOSALS FOR THE 2025 ANNUAL MEETING

At our annual meeting, stockholders will vote on the following three items of business:

1.	To elect five directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected;

2.	To ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

and

3.	To approve the Company’s Amended and Restated 2023 Equity Incentive Plan.

Stockholders will also vote on such other matters as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors recommends that you vote:

●	“FOR” the election of each of the five nominated directors (see “Proposal 1”);

●	“FOR” the ratification of the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (see “Proposal 2”); and

●	“FOR” the approval of the Company’s Amended and Restated 2023 Equity Incentive Plan (see “Proposal 3”).

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With respect to any other matter that properly comes before the annual meeting, any of the officers named as proxy holder will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

SHARES ENTITLED TO VOTE

As of the close of business on the record date, we had 15,053,048 shares of common stock outstanding. This amount includes 666 shares of unvested restricted common stock awarded pursuant to our Amended and Restated 2009 Equity Incentive Plan (the “2009 Equity Incentive Plan”), which are not entitled to vote at the annual meeting.

Therefore, as of the record date, 15,052,382 shares of common stock were outstanding and are entitled to vote at the annual meeting. You can vote all of the shares that you owned as of the close of business on the record date. These shares include: (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Most stockholders hold their shares through a broker or other holder of record rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we have sent the Notice directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the named proxy holder or to vote in person at the annual meeting. You may vote by proxy via the Internet or telephone by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also vote by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.

Beneficial Owner. If your shares are held in a brokerage account, or by a bank or other holder of record, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by that holder together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote and are also invited to attend the annual meeting.

STOCKHOLDERS ENTITLED TO ATTEND THE MEETING

All stockholders (or their duly appointed proxies) as of the record date may attend the annual meeting.

QUORUM

The presence at the annual meeting, in person or by proxy, of the holders of one-third (at least 33 and 1/3%) of the shares of our common stock outstanding and entitled to vote as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the annual meeting (other than an adjournment or postponement of the annual meeting). If you properly submit a proxy, even if you abstain from voting or cast a “WITHHOLD” vote, then your shares will be counted for purposes of determining the presence of a quorum. If a broker or bank indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the annual meeting.

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HOW YOU MAY VOTE ON EACH PROPOSAL

The voting options for the proposals that we will consider at the annual meeting are:

●	Proposal 1 — Election of Directors: In the election of directors, you may vote “FOR” any one or all of the nominees, or you may “WITHHOLD” with respect to any one or all of the nominees.
●

Proposal 2 — Ratification of Appointment of Independent Auditors: For the ratification of the appointment of Haynie & Company, you may vote “FOR” or “AGAINST” the proposal or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

●

Proposal 3 — Approval of the Amended and Restated 2023 Equity Incentive Plan: For the approval of the Company’s Amended and Restated 2023 Equity Incentive Plan, you may vote “FOR” or “AGAINST” the proposal or you may indicate that you wish to “ABSTAIN” from voting on the proposal.

VOTES REQUIRED FOR APPROVAL

The voting requirements for the proposals that we will consider at the annual meeting are:

●

Proposal 1 — Election of Directors: Five candidates will be elected by a plurality of affirmative votes of the outstanding shares of common stock present at the annual meeting (either in person or by proxy). That is, the five candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors. Because the candidates that receive the highest number of affirmative votes will be elected to serve on the board, a “WITHHOLD” vote or a broker non-vote will not affect the outcome of the election.

●	Proposal 2 — Ratification of Appointment of Independent Auditors: The affirmative vote of a majority of the outstanding shares of common stock present at the annual meeting (either in person or by proxy) and entitled to vote on this matter will be required for ratification. Abstentions, which are included in the calculation of the number of shares present or represented by proxy and entitled to vote at the annual meeting, will have the effect of a vote “AGAINST” the proposal.

●

Proposal 3 — Approval of the Amended and Restated 2023 Equity Incentive Plan: The affirmative vote of a majority of the votes cast at the annual meeting (either in person or by proxy), excluding votes cast by insiders eligible to receive awards pursuant to the Amended and Restated Plan, will be required to approve the Amended and Restated 2023 Equity Incentive Plan. Abstentions, which are not considered votes cast, will have no effect on the proposal.

RIGHTS OF DISSENTERS

No action is proposed at this annual meeting for which the laws of the State of Delaware or our amended and restated bylaws (the “Bylaws”) provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders’ common stock.

HOW PROXIES WILL BE TABULATED AND VOTED

Votes will be tabulated by Alliance Advisors. We do not expect any matters to be presented for a vote at the annual meeting other than the matters described in this Proxy Statement. If you grant a proxy, any of the officers named as proxy holder, Pablo Castanos, Joe Dwyer, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the annual meeting. If a director nominee

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is not available as a candidate for director, any of the officers named as proxy holder will vote your proxy for another candidate nominated by our board of directors.

Proxies submitted properly will be voted in accordance with the instructions contained therein. If you submit a proxy but do not provide voting directions, the proxy will be voted:

(i)	“FOR” the election of each of the five director nominees listed in Proposal 1 (Election of Directors),

(ii)	“FOR” the approval of Proposal 2 (Ratification of Appointment of Independent Auditors), and

(iii)	“FOR” the approval of Proposal 3 (Approval of the Amended and Restated 2023 Equity Incentive Plan),

and in such manner as the proxy holders named on the proxy determine, in their discretion, upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

If your shares are held through a broker, bank or other nominee (collectively referred to as “brokers”), the broker will vote your shares according to the specific instructions it receives from you. If the broker does not receive voting instructions from you, the broker may vote only on proposals that are considered “routine” matters. Under applicable NYSE rules, at this year’s annual meeting, your broker may vote without your instructions only on Proposal 2 (Ratification of Appointment of Independent Auditors). The broker’s failure to vote on Proposal 1 (Election of Directors) or Proposal 3 (Approval of the Amended and Restated 2023 Equity Incentive Plan), because the broker lacks discretionary authority to do so, is commonly referred to as a “broker non-vote.”

CHANGING YOUR VOTE

After you have submitted your proxy, you may change the votes you cast or revoke your proxy at any time before the votes are cast at the annual meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office located at 1312 17th Street, Unit #2136, Denver, Colorado, 80202]; (2) executing and delivering a later dated proxy card; or (3) by the Internet or telephone by following the voting instructions provided in the Notice. In addition, the powers of the proxy holders to vote your stock will be suspended if you attend the annual meeting and so request, although attendance at the annual meeting will not by itself revoke a previously granted proxy.

SOLICITATION COSTS

The accompanying proxy is solicited on behalf of the Company by its board of directors, and the cost of solicitation will be borne by Golden Minerals. Following the original mailing of the proxies and soliciting materials, directors, officers, and employees of the Company may solicit proxies by mail, telephone, facsimile, email or personal interviews. We will also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees, and we will reimburse banks and brokers for their reasonable out-of-pocket expenses in so doing.

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PROPOSAL 1 ELECTION OF DIRECTORS

The board of directors unanimously recommends that the Company’s stockholders vote “FOR” the election of each of the five nominees.

The board of directors has nominated for election at the annual meeting Messrs. Clevenger, Castanos, Morano and Watkins and Ms. Friedman to serve until the 2026 annual meeting of stockholders or until their successors are elected. Messrs. Clevenger, Castanos, Morano and Watkins and Ms. Friedman are currently directors of Golden Minerals. Each nominee has consented to being named as a nominee.

The following table sets forth the full name, age and current positions of each nominee:

Name	Age	Position
Jeffrey G. Clevenger (3)(4)	75	Director, Chairman of the Board of Directors
Pablo Castanos (1)	53	Director
Deborah J. Friedman (2)(4)	72	Director, Chair of the Corporate Governance and Nominating Committee
Kevin R. Morano (2)(3)	71	Director, Chair of the Audit Committee and the Compensation Committee
David H. Watkins (2)(3)(4)	80	Director

(1)	Mr. Castanos also serves as our President and Chief Executive Officer.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Corporate Governance and Nominating Committee.

The five candidates that receive the highest number of affirmative votes will be elected to serve on our board of directors.

Biographical information regarding each nominee is set forth below, based upon information furnished to us by the nominee.

Nominees for Election

Jeffrey G. Clevenger. Mr. Clevenger has served as Chairman of our board since March 2009. He also served as our President from March 2009 to May 2015 and as our Chief Executive Officer from March 2009 to September 2015. He has 50 years of experience in the mining industry. Mr. Clevenger served as a director and President and Chief Executive Officer of our predecessor, Apex Silver Mines Limited (“Apex Silver”) from October 2004 until March 2009. Mr. Clevenger worked as an independent consultant from 1999 when Cyprus Amax Minerals Company, his previous employer, was sold until he joined Apex Silver in 2004. Mr. Clevenger served as Senior Vice President and Executive Vice President of Cyprus Amax Minerals Company from 1993 to 1998 and 1998 to 1999, respectively, and as President of Cyprus Climax Metals Company and its predecessor, Cyprus Copper Company, a large integrated producer of copper and molybdenum with operations in North and South America, from 1993 to 1999. He was Senior Vice President of Cyprus Copper Company from August 1992 to January 1993. From 1973 to 1992, Mr. Clevenger held various technical, management and executive positions at Phelps Dodge Corporation, including President and General Manager of Phelps Dodge Morenci, Inc. He is a Member of the American Institute of Mining, Metallurgical and Petroleum Engineers and the Metallurgical Society of America. Mr. Clevenger holds a B.S. in Mining Engineering with Honors from the New Mexico Institute of Mining and Technology and is a graduate of the Advanced International Senior Management Program of Harvard University. In determining

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Mr. Clevenger’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, including the operating, management, and executive positions he has held previously at several other mining companies.

Pablo Castanos. Mr. Castanos has served on our board since June 2025. He joined our Company as Executive Vice President in June 2023 and was appointed President and Chief Executive Officer in June 2025. Since 2017, he has served as Managing Partner of real estate development and construction companies located in Mexico and Texas. Between 2013 and 2016, he worked at Goldcorp Inc. (now Newmont Corporation) in Vancouver, British Columbia, Canada, initially serving as director of environmental compliance and subsequently serving as Vice President of corporate social responsibility. From 2009 to 2013, he worked at Golden Minerals, serving as director of corporate affairs and later as Vice President of corporate affairs. Between 2007 and 2009, he held the role of director of investor relations with Apex Silver Mines, and from 2004 to 2007 he served as Corporate Manager of Minera San Cristóbal, the largest silver, zinc and lead mine in Bolivia. Mr. Castanos holds a BA in Economics and an MBA in finance from Gabriela Mistral University in Santiago, Chile. In determining Mr. Castanos’ qualifications to serve on our board of directors, the board has considered among other things, his experience and expertise in the mining industry, his international and strategic leadership expertise, and his experience in strategic planning, finance, compliance, sustainability, government affairs and risk management.

Deborah Friedman. Ms. Friedman has served as a director of our company since 2021 and has over 35 years of experience in the mining industry. Ms. Friedman is a retired partner of Davis Graham and Stubbs, LLP (“Davis Graham”), a law firm based in Denver, Colorado, where her practice focused primarily on corporate finance, securities, corporate governance, and domestic and international mergers and acquisitions matters for both publicly traded and privately held companies, with specific expertise in the mining industry. She previously served as senior vice president, general counsel and corporate secretary for Golden Minerals between 2009 and 2015 under an arrangement whereby she split her time between Golden Minerals and Davis Graham. From 2007 to 2009, Ms. Friedman served as senior vice president, general counsel and corporate secretary of Apex Silver Mines Limited, predecessor to Golden Minerals. Prior to joining Davis Graham in 2000, she spent 16 years working in varied positions including general counsel in the legal departments of Cyprus Amax Minerals Company and AMAX Gold Inc. She has served on the board of directors of Vista Gold (NYSE American: VGZ and TSX: VGZ) since March 2019.

Ms. Friedman has received numerous accolades and recognition for her work, including being featured in the International Who’s Who of Mining Lawyers by Law Business Research Ltd., and The Best Lawyers in America©. Ms. Friedman holds a Bachelor of Arts Degree in History from the University of Illinois and a Juris Doctor Degree from the University of Michigan Law School. In determining Ms. Friedman’s qualifications to serve on our board of directors, the board has considered, among other things, her experience and expertise in the US domestic and international mining industry, corporate governance, equity and debt transactions and public company mergers and acquisitions.

Kevin R. Morano. Mr. Morano has served as a director of our Company since March 2009. He has over 45 years of experience in the mining industry. Mr. Morano has been Managing Principal of KEM Capital LLC, a private equity investment company and provider of management advisory services, since March 2007. Prior to forming his own company, Mr. Morano held a number of senior executive positions at major American public companies including a 21-year career at ASARCO Incorporated, a global copper mining company and specialty chemicals and aggregates producer, which was acquired by Grupo Mexico in December 1999. At ASARCO, Mr. Morano served in various senior executive capacities including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer. He currently serves as a director of Bear Creek Mining Company, and he served as a director of Southern Peru Copper Corporation,

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Coeur d’Alene Mines and Apex Silver. From March 2002 to March 2007, Mr. Morano was employed at Lumenis Ltd initially as Chief Financial Officer and subsequently as Senior Vice President for Marketing and Business Development. From May 2000 through October 2001, Mr. Morano served as the Chief Financial Officer of Exide Technologies. Mr. Morano holds a B.Sc. in Finance from Drexel University and an M.B.A. from Rider University. In determining Mr. Morano’s qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in the mining industry, public and private finance and management experience at public mining companies.

David H. Watkins. Mr. Watkins has served as a director of our Company since March 2009. He has over 50 years of experience in the mining industry, working as a senior executive with major mining companies and junior exploration and development companies. From 2011 to 2016, Mr. Watkins served as Chairman of Atna Resources Ltd. (“ATNA”), a company engaged in the exploration, development and production of gold properties. Mr. Watkins previously served ATNA as Executive Chairman from June 2010 to June 2011 and Chief Executive Officer from March 2000 to June 2010. From 1993 to 1999, Mr. Watkins served as Senior Vice President, Exploration of Cyprus Amax Minerals Company, a producer of commodities including copper, gold, molybdenum, lithium and coal. Prior to his employment with Cyprus Amax, Mr. Watkins served as President of Minova Inc., a producer of precious metals and base metals from mining operations in Canada. Mr. Watkins currently serves on the boards of directors of a number of companies, including Euro Resources S.A., Enduro Metals Corporation, and Commander Resources Ltd. Mr. Watkins previously served on the boards of Argonaut Gold Inc., Rio Novo Gold Inc., Camino Minerals Corporation, Valley High Ventures, Maudore Minerals Ltd., Canplatts Inc., Bearing Lithium Corporation and Landdrill International Inc. Mr. Watkins holds a B.A. in Geology from Queen’s University at Kingston, and an M.S. in Geology from Carleton University, Ottawa, and is a graduate of the Executive Business Program of the University of Western Ontario. Mr. Watkins is a member of the Canadian Institute of Mining and Metallurgy, Geological Association of Canada, Geological Society of Nevada and Prospectors and Developers Association of Canada. In determining Mr. Watkins’ qualifications to serve on our board of directors, the board has considered, among other things, his experience and expertise in mineral exploration for base and precious metals in South America and other regions, and his experience as an executive or director of small public mining companies like our company and familiarity with the technical exploration, financing, and management issues faced by such companies.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors, pursuant to the recommendation of the Audit Committee of the board of directors, unanimously recommends that the Company’s stockholders vote “FOR” the ratification of the appointment of Haynie & Company (“Haynie”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The affirmative vote of the holders of a majority of the common stock entitled to vote and represented in person or by proxy at the annual meeting is required to ratify the selection of our independent registered public accounting firm for the fiscal year 2025. In the event the ratification is not approved by the required number of holders, the Audit Committee may reconsider, but will not necessarily change, its selection of Haynie to serve as our independent registered public accounting firm.

Haynie has been engaged as the Company’s independent registered public accounting firm since July 7, 2023 and audited the Company’s financial statements for the fiscal years ended December 31, 2023 and 2024.

The following table sets out the aggregate fees billed for the fiscal years ended December 31, 2024 and 2023 for the categories described.

	Fiscal Year Ended December 31,
	2024(3)	2023(3)(4)
Audit Fees(1)	$207,600	$216,250
Audit-Related Fees(2)	$63,593	$91,778
Tax Fees	$0	$0
All Other Fees	$0	$0
Total Fees	$271,193	$308,028

(1)	Audit fees include fees for services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements.

(2)	Audit-related fees include fees for consents and comfort letters.

(3)	The Company paid its prior auditor, Armanino, LLP, $184,880 for fees to review the Company’s financial statements in 2023, and $117,931 related to consents and comfort letters in 2023 and 2024.

(4)	The Company paid its prior auditor, Plante & Moran, PLLC, $8,495 related to consents and comfort letters in 2023.

The Audit Committee Charter includes certain policies and procedures regarding the pre-approval of audit and non-audit services performed by an outside accountant. The Audit Committee is required to pre-approve all engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and non-audit services performed by the outside auditors, subject to any exception under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any rules promulgated thereunder. Pre-approval authority may be delegated to a committee member or a subcommittee, and any such member or subcommittee must report any decisions to the full committee at its next scheduled meeting. All of the fees and services of Haynie during 2023 and 2024, of Armanino during 2023 and 2024, and of Plante & Moran during 2023 were approved by the Audit Committee pursuant to its pre-approval policy as provided in the Audit Committee Charter.

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PROPOSAL 3 APPROVAL OF THE AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

The board of directors unanimously recommends that the Company’s stockholders vote “FOR” the approval of the Amended and Restated 2023 Equity Incentive Plan.

We are seeking stockholder approval of the Amended and Restated 2023 Equity Incentive Plan (the “Amended and Restated Plan”). The Amended and Restated Plan amends and restates the Company’s current 2023 Equity Incentive Plan (the “2023 Plan”) to (i) increase the number of shares authorized for issuance pursuant to awards under the plan from 1,400,000 shares of common stock to 20% of the Company’s total issued and outstanding shares of common stock from time to time, (ii) update the amendment provisions to specifically set out which amendments under the plan require stockholder approval, and (iii) make certain other conforming changes. The full text of the resolution to be approved by stockholders is attached to this proxy statement as Appendix “B”.

Background and Purpose of the Proposal

The 2023 Plan was approved by our stockholders on May 26, 2023, authorizing the issuance of 9,000,000 shares of common stock (which was reduced to 360,000 shares of common stock in connection with our 1-for-25 reverse stock split in June 2023). At the 2024 annual meeting, our shareholders approved an amendment to the plan increasing the number of shares of common stock available under the plan to 1,400,000.

The 2023 Plan is an important part of our overall compensation program and is the only compensation plan under which we grant equity-based awards to our employees, contractors and outside directors. We believe that it is critical to our ability to attract, motivate and retain key employees, and thus plays a significant role in our continued success. Further, as employees, contractors and outside directors acquire and/or increase their ownership interest in the Company, their interests are more closely aligned with the interests of our stockholders.

The purpose of the proposed Amended and Restated Plan is to:

●	change the maximum number of shares of common stock that we may issue under the 2023 Plan from a fixed number to a rolling percentage, increasing the number of shares of common stock that we may issue pursuant to awards under the Plan from 1,400,000 authorized shares to 20% of the Company’s total issued and outstanding shares of common stock from time to time; and
●	update the amendment provisions to specifically set out which amendments or modifications to the Plan require stockholder approval.

Reasons for Amending the 2023 Plan

The remaining shares currently reserved for issuance pursuant to awards under the 2023 Plan will soon be exhausted. We believe that the proposed changes to the 2023 Plan included in the Amended and Restated Plan will address our future equity compensation needs for a meaningful period of time. Basing the number of shares available on a percentage of shares outstanding will provide helpful flexibility as the Company continues its transition from an operations-focused business to an exploration-focused business and works to reduce administrative costs. Accordingly, based on the recommendation of the Compensation Committee, the board of directors unanimously adopted the Amended and Restated Plan, subject to the approval of our stockholders at the annual meeting.

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If our stockholders do not approve the Amended and Restated Plan at the annual meeting, the 2023 Plan will continue in effect in its current form, and we will continue to grant equity awards under the 2023 Plan until the shares of common stock reserved for issuance pursuant to awards thereunder are exhausted. If that happens, we will lose an important compensation tool that is designed to attract, motivate and retain highly qualified talent and more closely align our employees’ interests with our stockholders’ interests.

If the Amended and Restated Plan is approved by our stockholders at the annual meeting, we intend to file, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a registration statement on Form S-8 to register the additional shares of common stock available for issuance under the 2023 Plan.

Text of the Amendments

The Amended and Restated Plan increases the maximum number of shares of common stock that we may issue pursuant to awards under the 2023 Plan from 1,400,000 shares to 20% of the Company’s total issued and outstanding shares of common stock from time to time. To reflect such increase, Section 4.1 of the 2023 Plan would be amended and restated in its entirety as follows:

“4.1         Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to twenty percent (20%) of the Company’s total issued and outstanding shares of Common Stock from time to time. Notwithstanding the foregoing, the number of shares of Common Stock available to be granted, in the sole discretion of the Administrator, as Incentive Stock Options under this Plan may not exceed 3,010,609, subject to adjustment in accordance with Section 8.1. Every three (3) years after the Effective Date, all unallocated Awards under the Plan shall be submitted for approval to the Board and the stockholders of the Company.

This Plan is considered an “evergreen” plan since the shares of Common Stock covered by Awards which have been exercised or terminated shall be available for subsequent grants under the Plan and the number of Awards available to grant shall increase as the number of issued and outstanding shares of Common Stock increases.”

As part of the change of the 2023 Plan to an “evergreen” plan, the shares of common stock covered by awards which have been exercised or terminated would be available for subsequent grants under the Amended and Restated Plan. To reflect such change, Section 4.2 of the 2023 Plan would be amended and restated in its entirety as follows:

“4.2         Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is exercised, cancelled, expired, forfeited, settled in cash, or otherwise terminated for any reason prior to the delivery of shares of Common Stock to the Participant, the shares of Common Stock subject to such Awards (or portion(s) thereof) that are retained by or returned to the Company will be added back to the number of shares of Common Stock reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan. Notwithstanding the foregoing, shares of Common Stock that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall not be considered issued and outstanding for the purposes of determining the number of shares of Common Stock reserved for issuance under the Plan.”

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The Amended and Restated Plan specifically sets out which amendments thereto the administrator may make in its sole discretion, without stockholder approval. To reflect such change, Section 10.5.2 of the 2023 Plan would be amended and restated in its entirety as follows:

“10.5.2      Amendment; Termination. Subject to and except as expressly provided in Section 10.5.3, the Board may, in its sole discretion, at any time, terminate or, from time to time, modify, amend or suspend this Plan, in whole or in part, without stockholder approval, and without limiting the foregoing, the Board may, without obtaining stockholder approval, modify or amend the Plan as follows:

a.	amend the vesting provisions;
b.	amend the termination provisions;
c.	amend the definition of “Participant” or the eligibility requirements for Eligible Persons which would not have the potential of broadening or increasing Insider participation;
d.	amend the manner in which Participants may elect to participate in the Plan;
e.	make any amendment which is intended to provide additional protection to stockholders of the Company (as determined at the discretion of the Board);
f.	make amendments in any respect it deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith;
g.	make any amendment which is intended to facilitate the administration of the Plan; and
h.	make amendments of a housekeeping nature or to comply with or remove any conflicts or other inconsistencies with the requirements of applicable law or the Exchange or any other applicable stock exchange rules; provided that no such amendment or termination shall materially adversely affect any rights or benefits of a Participant as set out in Section 10.5.5.

No Awards may be granted during any period that the Board suspends this Plan.”

The Amended and Restated Plan also specifically sets out which amendments thereto require stockholder approval. To reflect such change, Section 10.5.3 of the 2023 Plan would be amended and restated in its entirety as follows:

“10.5.3     Stockholder Approval. Only to the extent then required by applicable law or any applicable Exchange or any other applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company. For greater certainty, none of the following modifications or amendments to the Plan shall be effective unless and until the Company has obtained the approval of the stockholders of the Company in accordance with the requirements of applicable law or the Exchange or any other applicable stock exchange rules:

a.	any increase in the maximum number or percentage of shares of Common Stock reserved for issuance under the Plan;
b.	any amendments to this Section 10.5.3;
c.	any reduction of the exercise price, or cancellation and reissuance of Options so as to in effect reduce the exercise price, other than pursuant to adjustments in accordance with Section 8;
d.	any extension of any right of a Participant under the Plan beyond the date on which such right would originally have expired; and
e.	any other amendment that would require approval of stockholders pursuant to Exchange or other applicable stock exchange rules.”

Shares Available for Issuance

As noted above, the 2023 Plan is the only compensation plan under which we grant equity-based awards to our employees, contractors and outside directors. If the Amended and Restated Plan is approved by the Company’s

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stockholders, we will have the following shares available for issuance pursuant to equity-based awards (all share counts determined as of March 31, 2025):

Shares available for issuance under the Amended and Restated Plan, being 20% of shares issued and outstanding	3,010,609
Shares issued under the 2023 Plan	300,000
Shares reserved for issuance upon exercise of outstanding awards under the 2023 Plan	940,000
Total shares available for issuance pursuant to new awards upon approval of the Amended and Restated Plan	1,770,609

Shares of the Company’s common stock that are issuable pursuant to outstanding incentive awards reduce the number of shares remaining available. To the extent an award should be exercised, expire or be forfeited or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an exchange program, the shares that were subject thereto shall, unless the Amended and Restated Plan shall have been terminated, be available under the Amended and Restated Plan for issuance pursuant to future awards.

Outstanding Awards under Existing Plans

As of March 31, 2025, there were 15,053,048 total outstanding shares of the Company’s common stock. Additionally, as of March 31, 2025, there were (i) no stock options outstanding under the 2023 Plan, (ii) 940,000 restricted stock units (“RSUs”) outstanding under the 2023 Plan, representing 6.2% of the issued and outstanding shares of the Company, (iii) no performance stock units (“PSUs”) outstanding under the 2023 Plan, (iv) 133,425 RSUs outstanding under the 2009 Equity Incentive Plan, representing 1.3% of the issued and outstanding shares of the Company and (v) 666 shares of unvested restricted common stock awarded pursuant to the 2009 Equity Incentive Plan, representing less than 0.01% of the issued and outstanding shares of the Company.

Burn Rate

In accordance with the requirements of Section 613 of the TSX Company Manual, our annual burn rate under the 2023 Equity Incentive Plan as of the end of fiscal year December 31, 2024 and 2023 was 0.47% and less than 0.01%, respectively, and our annual burn rate under the 2009 Equity Plan as of the end of the fiscal years December 31, 2024, 2023 and 2022 was zero, 0.57% and 1.46%, respectively. The annual burn rate is calculated by dividing (1) the total number of securities granted under the respective equity incentive plan during the applicable fiscal year by (2) the weighted-average number of outstanding shares during the applicable fiscal year.

DESCRIPTION OF THE AMENDED AND RESTATED PLAN

The following provides a summary of the material features of the Amended and Restated Plan and its operation. This summary does not purport to be a complete description of all of the provisions of the Amended and Restated Plan. The Amended and Restated Plan is set forth in its entirety as Annex A to this proxy statement, and all descriptions of the Amended and Restated Plan contained in this Proposal 3 are qualified by reference to Annex A.

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The Purpose of the Amended and Restated Plan

The purpose of the Amended and Restated Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means for the Company to attract, motivate, retain and reward directors, officers and employees.

Administration

The board of directors or one or more committees consisting of directors appointed by the board of directors will administer the Amended and Restated Plan. The board of directors intends to delegate general administrative authority for the Amended and Restated Plan to the Compensation Committee, which is comprised of directors who qualify as independent under applicable SEC rules and Canadian securities laws. Except where prohibited by applicable law, a committee may delegate some or all of its authority with respect to the Amended and Restated Plan to another committee of directors or to one or more officers of the Company. For purposes of Rule 16b-3 of the Exchange Act and for grants to non-employee directors, the Amended and Restated Plan must be administered by a committee consisting solely of two or more independent directors. The appropriate acting body, be it the board of directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the Amended and Restated Plan with respect to award grants including, without limitation, the authority:

●	To select participants and determine the type(s) of award(s) that they are to receive;

●	To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

●	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents, and subject to the repricing prohibition described below;

●	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consents;

●	Subject to the other provisions of the Amended and Restated Plan, to make certain adjustments to outstanding awards and authorize the conversion, succession or substitution of awards; and

●	To allow the purchase price of awards or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the awards, by services rendered by the recipient of the awards, by notice of third-party payment or by cashless exercise, on such terms as the Administrator may authorize, or any other form permitted by law.

Eligibility

Persons eligible to receive awards under the Amended and Restated Plan include officers and employees of the Company or any of its subsidiaries, certain individual consultants who render bona fide services to the Company or any of its subsidiaries, and non-employee directors of the Company. As of March 31, 2025, there were approximately four employees, including officers, of the Company and its subsidiaries, two individual consultants and four non-employee directors of the Company who would potentially be eligible to receive awards under the Amended and Restated Plan.

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Authorized Shares

The Amended and Restated Plan provides that the maximum number of shares of common stock issuable upon the exercise of awards shall not exceed 20% of the Company’s total issued and outstanding shares of common stock from time to time. As a result, should the Company issue additional shares of common stock in the future, the number of shares issuable under the Amended and Restated Plan will increase accordingly. The Amended and Restated Plan is considered an “evergreen” plan since the shares of common stock covered by awards which have been exercised or terminated shall be available for subsequent grants under the Amended and Restated Plan and the number of awards available to grant shall increase as the number of issued and outstanding shares of common stock of the Company increases. Notwithstanding the foregoing, the number of shares of the Company’s common stock that may be issued under the Amended and Restated Plan as incentive stock options (“ISOs”) is limited to 3,010,609. The Amended and Restated Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Amended and Restated Plan, except as may be required by the plan Administrator or applicable law or Toronto Stock Exchange (“Exchange”) or other applicable stock exchange rules.

Shares that are subject to or underlie awards that expire or for any reason are cancelled or terminated, are forfeited, exercised, fail to vest, or for any other reason are not paid or delivered under the Amended and Restated Plan, will be available for issuance thereunder. However, the Amended and Restated Plan prohibits liberal share recycling. Accordingly, shares tendered or withheld to satisfy the exercise price of options or tax withholding obligations, and shares covering the portion of exercised stock-settled stock appreciate rights (“SARs”) (regardless of the number of shares actually delivered), shall not be considered issued and outstanding for the purposes of determining the number of shares of Common Stock reserved for issuance under the Amended and Restated Plan.

Awards Under the Amended and Restated Plan

Because awards under the Amended and Restated Plan are granted in the discretion of the board of directors or a committee of the board of directors, the type, number, recipients and other terms of future awards cannot be determined at this time.

Participation Limits

Insider Participation

The Amended and Restated Plan does not limit insider participation. Votes attaching to any shares held by insiders eligible to participate in the Amended and Restated Plan are to be excluded when determining stockholder approval of the Amended and Restated Plan and any amendment(s) thereto requiring stockholder approval. As of the Record Date, an aggregate of 24,522 shares of common stock are held by insiders who are eligible to participate in the Amended and Restated Plan and, accordingly, such shares will be excluded in determining whether stockholder approval is obtained for the Amended and Restated Plan.

Individual Limits

There is no maximum number of shares which may be issued to an individual pursuant to the Amended and Restated Plan and any other share compensation arrangement.

No Repricing

In no event will any adjustment be made to a stock option or stock appreciate right under the Amended and Restated Plan (by amendment, cancellation and regrant, exchange for other awards or cash or other means) that would constitute a repricing of the per share exercise or base price of the award, unless such adjustment is approved by

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the stockholders of the Company. Adjustments made in accordance with the Amended and Restated Plan to reflect a stock split or similar event are not deemed to be a repricing.

Minimum Vesting Schedule

The Amended and Restated Plan requires a minimum one-year cliff vesting schedule for all equity award types under the Amended and Restated Plan, except as otherwise approved by the board.

Dividends and Dividend Equivalents

Accrued dividends or dividend equivalent amounts shall not be paid unless and until the awards to which they relate become vested.

Financial Assistance

The Company will not provide financial assistance to participants under the Amended and Restated Plan.

Types of Awards

The Amended and Restated Plan authorizes stock options, SARs, restricted stock, RSUs, PSUs, and other forms of awards that may be granted or denominated in or otherwise determined by reference to the Company’s common stock, as well as cash awards. The Amended and Restated Plan provides flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Awards may, in certain cases, be paid or settled in cash.

Stock Options

A stock option is a right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”), as determined by the Administrator. The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The fair market value is the closing price of the common stock on the date immediately preceding the date of grant (converted into US dollars if reported in Canadian dollars) or, if the common stock is not then listed on the Exchange or other market on which it is principally traded on the day immediately preceding the date of grant, the value determined by the compensation committee. On March 31, 2025, the last sale price of the Company’s common stock as quoted on the TSX was $0.30 per share. The maximum term of an option is ten years from the date of grant. An option may be either an ISO or a nonqualified stock option. ISOs are taxed differently than nonqualified stock options and are subject to more restrictive terms under the Internal Revenue Code of 1986, as amended (the “Code”), and the Amended and Restated Plan. ISOs may be granted only to employees of the Company or a subsidiary.

SARs

A SAR is the right to receive payment of an amount equal to (or having a fair market value equal to) the product of (x) the number of SARs being exercised multiplied by (y) the excess of the fair market value of shares of the Company’s common stock on the date of exercise of the SAR over the base price of the SAR. The base price is established by the Administrator at the time of grant of the SAR and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant. Stock options granted may not be transformed into a stock appreciation right.

Restricted Stock

Shares of restricted stock are shares of the Company’s common stock that are subject to forfeiture and to certain restrictions on sale, pledge, or other transfer by the recipient during a particular period of employment or service or

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until certain performance vesting conditions are satisfied. Subject to the restrictions provided in the applicable award agreement and the Amended and Restated Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.

RSUs

A RSU represents the right to receive one share of the Company’s common stock on a specific future vesting or payment date. Subject to the restrictions provided in the applicable award agreement and the Amended and Restated Plan, a participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash, based on the fair market value of a share of the Company’s common stock on the applicable date, if so provided in the applicable award agreement.

PSUs

A PSU is a performance-based award that entitles the recipient to receive shares of the Company’s common stock based on attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. A participant receiving PSUs has no rights as a stockholder until the shares of common stock are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying PSUs are earned. PSUs may be settled in cash, based on the fair market value of a share of the Company’s common stock on the applicable date, if so provided in the applicable award agreement.

Cash Awards

The Administrator, in its sole discretion, may grant cash awards, including, without limitation, discretionary awards, awards based on objective or subjective performance criteria, and awards subject to other vesting criteria.

Other Awards

The other types of awards that may be granted under the Amended and Restated Plan include, without limitation, stock bonuses, and similar rights to purchase or acquire shares of the Company’s common stock, and similar securities with a value derived from the value of, or related to, the Company’s common stock or returns thereon.

Other Terms

Change of Control

The Amended and Restated Plan provides that, in the event of a change in control (as defined in the Amended and Restated Plan), the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any award or portion thereof, either immediately prior to such change in control or on such terms and conditions following the change in control (such as a termination without cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such awards or portions thereof or the substitution of such awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for the settlement in cash or property and cancellation of any award or portions thereof immediately prior to such change in control, which settlement may, in a manner designed to comply with Section 409A of the Code, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such change in control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such

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change in control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding awards or portions thereof or substitute similar stock awards for those outstanding under the Amended and Restated Plan as of the change in control, then (a) the vesting and exercisability, if applicable, of all awards or portions thereof shall be accelerated in full immediately prior to such change in control, with all performance goals or other vesting criteria applicable to any performance-based awards deemed achieved based on performance measured through the date of the change in control, and (b) such outstanding awards or portions thereof shall terminate and/or be payable upon the occurrence of the change in control. The Administrator may take different actions with respect to different Participants under the Amended and Restated Plan, different awards under the 2023 Plan, and different portions of awards granted under the Amended and Restated Plan.

Transferability of Awards

Awards under the Amended and Restated Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution, or pursuant to domestic relations orders. Awards with exercise features are generally exercisable during the recipient’s lifetime only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, as long as such transfers comply with applicable federal and state securities laws and provided that any such transfers are not for consideration.

Adjustments

As is customary in plans of this nature, the share limits and the number and kind of shares available under the Amended and Restated Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

The Amended and Restated Plan does not limit the authority of the board of directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Restrictive Covenants and Clawback Policy

By accepting awards and as a condition to the exercise of awards and the enjoyment of any benefits of the Amended and Restated Plan, participants agree to be bound by any clawback policy adopted by the Company from time to time. Participants may also be subject to restrictive covenants if so required by the Administrator in any award agreement.

Termination of Entitlement

Unless the applicable award agreement provides otherwise, the exercise period of options or SARs granted pursuant to the Amended and Restated Plan shall expire: (i) three months after the last day that the participant is employed by, or provides services to, the Company or its subsidiaries (provided however, that in the event of the participant’s death during this period, persons entitled to exercise the option or SAR pursuant to the laws of descent and distribution shall have one year following the date of the participant’s death to exercise such option or SAR); (ii) 12 months after the last day that the participant is employed by, or provides services to, the Company or a subsidiary in the case of a participant whose termination of employment or service is due to death or disability; and (iii) immediately upon a participant’s termination for cause.

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Termination of, or Changes to, the Amended and Restated Plan

Subject to the terms of the Amended and Restated Plan, the Administrator may terminate the Amended and Restated Plan at any time and in any manner. Unless terminated earlier by the board, the authority to grant new awards under the Amended and Restated Plan will terminate ten years after the date on which the Amended and Restated Plan was approved by the board. Outstanding awards will generally continue following the expiration or termination of the Amended and Restated Plan.

The Administrator may, without stockholder approval, modify or amend the Amended and Restated Plan as follows:

●	amend the vesting provisions;
●	amend the termination provisions;
●	amend the definition of “Participant” or the eligibility requirements for eligible persons which would not have the potential of broadening or increasing insider participation;
●	amend the manner in which participants may elect to participate;
●	make any amendment which is intended to provide additional protection to stockholders of the Company;
●	make any amendments it deems necessary or advisable to provide eligible employees with the maximum benefits provided (or to be provided) under the provisions of the Code and the regulations promulgated thereunder relating to ISOs and/or to bring the Amended and Restated Plan and/or ISOs granted under it into compliance therewith;
●	make any amendment which is intended to facilitate the administration of the Amended and Restated Plan; and
●	make amendments of a housekeeping nature or to comply with or remove any conflicts or other inconsistencies with the requirements of applicable law or the Exchange or any other applicable stock exchange rules; provided that no such amendment or termination shall materially adversely affect any rights or benefits of a participant.

None of the following amendments should be made to the Amended and Restated Plan without stockholder approval:

●	increase the maximum number or percentage of shares of common stock reserved for issuance;
●	modifications to the list of amendments requiring stockholder approval;
●	reduce the exercise price, or cancel and reissue options so as to in effect reduce the exercise price, other than pursuant to adjustments in accordance with the Amended and Restated Plan;
●	extend any right of a participant under the Amended and Restated Plan beyond the date on which such right would originally have expired; and
●	any other amendment that would require approval of stockholders pursuant to Exchange or other applicable stock exchange rules.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

The following summary of the federal income tax consequences of awards under the Amended and Restated Plan is based upon U.S. federal income tax laws in effect on the date of this proxy statement. This summary does not purport

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to be complete, and does not discuss state, local or non-U.S. tax consequences. The tax consequences of individual awards may vary depending upon the particular circumstances applicable to any individual participant.

Nonqualified Stock Options

The grant of a nonqualified stock option under the Amended and Restated Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option exercise price. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss, depending on the sales proceeds received and whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any subsequent capital gain.

Incentive Stock Options

The grant of an ISO under the Amended and Restated Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she will recognize ordinary compensation income in the year of the disposition. The amount of ordinary compensation income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Such amount is not subject to withholding for federal income and employment tax purposes, even if the participant is an employee of the Company. Any gain in excess of the amount taxed as ordinary income will generally be treated as a short-term capital gain. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

The “spread” under an ISO (i.e., the difference between the fair market value of the shares at exercise and the exercise price) is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the alternative minimum tax liability.

Restricted Stock

Restricted stock is generally taxable to the participant as ordinary compensation income on the date that the restrictions lapse (i.e., the date that the stock vests), in an amount equal to the excess of the fair market value of the shares on such date over the amount paid for such stock, if any. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the participant, subject to possible limitations imposed by the Code, including Section 162(m) thereof. Any gain or loss on the participant’s subsequent disposition of the shares will be treated as long-term or short-term capital gain or loss depending on the sales price and how

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long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any subsequent gain.

Participants receiving restricted stock awards may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted in an amount equal to the excess of the fair market value on the date of the issuance of the stock over the amount paid for such stock. If the participant is an employee, this income is subject to withholding for federal income and employment tax purposes. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long-term or short-term capital gain or loss to the recipient. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Section 83(b) Election. The Section 83(b) Election must be made within 30 days from the time the restricted stock is issued. The Company is entitled to a deduction equal to the amount of income taken into account as a result of the Section 83(b) Election, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

To the extent dividends are paid while the restrictions on the stock are in effect, any such dividends will be taxable to the participant as ordinary income (and will be treated as additional wages for federal income and employment tax withholding purposes, if the recipient is an employee) and will be deductible by the Company (subject to possible limitations imposed by the Code, including Section 162(m) thereof), unless the participant has made a Section 83(b) Election, in which case the dividends will generally be taxed at dividend rates and will not be deductible by the Company.

Other Awards

Other awards (such as RSUs and PSUs) are generally treated as ordinary compensation income as and when common stock or cash are paid to the participant upon vesting or settlement of such awards. If the participant is an employee, this income is subject to withholding for income and employment tax purposes. The Company is generally entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient, subject to possible limitations imposed by the Code, including Section 162(m) thereof.

Section 162(m) of the Internal Revenue Code

Under Code Section 162(m), no deduction is generally allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of the Company’s “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as the Company’s chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in a Company proxy statement, regardless of whether any such individual is still employed by the Company. We may be prohibited under Code Section 162(m) from deducting compensation paid pursuant to the Amended and Restated Plan to our “covered employees.”

Section 409A of the Internal Revenue Code

Section 409A of the Code provides certain requirements for the deferral and payment of deferred compensation arrangements. In the event that any award under the Amended and Restated Plan is deemed to be a deferred compensation arrangement, and if such arrangement does not comply with Section 409A of the Code, the recipient of such award will recognize ordinary income once such award is vested, as opposed to at the time or times set forth above. In addition, the amount taxable will be subject to an additional 20% federal income tax along with other potential taxes and penalties. It is intended, although not guaranteed, that all awards issued under the Amended and Restated Plan will either be exempt from or compliant with the requirements of Section 409A of the Code.

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THE BOARD AND ITS COMMITTEES

Meetings and Committees of the Board of Directors

During 2024, our board of directors held 28 meetings. Each director attended more than 75% of the aggregate of meetings of the Board and meetings of the Committees of the Board of which that director is a member.

Audit Committee. We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee met five times during 2024. Our Audit Committee is currently comprised of Kevin Morano (Chairperson), Deborah Friedman and David Watkins. Each of the members of the Audit Committee is independent and financially sophisticated, as defined by the NYSE American listing standards. Our board of directors has determined that Mr. Morano qualifies as an “Audit Committee Financial Expert” as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee is responsible for the selection, compensation, retention and oversight of the independent auditor, which reports directly to the Audit Committee. The Audit Committee also assists the board of directors in reviewing and oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee regularly reviews the Company’s financial statements and reports, earnings press releases, financial reporting process, system of internal controls, and compliance with applicable law.

The board of directors has adopted a written charter for the Audit Committee that may be viewed on Golden Minerals’ website at:
https://www.goldenminerals.com/_resources/governance/GLDN_Audit_Committee_Charter.pdf?v=0311

Compensation Committee. The Compensation Committee met one time during 2024 and is currently comprised of Kevin Morano (Chairperson), Jeffrey Clevenger and David Watkins. Each member of the Compensation Committee is independent as defined by the NYSE American listing standards. The principal responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, grant or recommend the grant of stock options and stock awards under our 2023 Equity Incentive Plan, and provide counsel regarding key personnel selection. The Compensation Committee has authority to retain such compensation consultants, outside counsel and other advisors as the Committee in its sole discretion deems appropriate. The Compensation Committee has not engaged the services of or paid a fee to any compensation consultant or other third party to evaluate or assist with the evaluation of the Company’s compensation arrangements.

The board of directors has adopted a charter for the Compensation Committee that may be viewed on Golden Minerals’ website at:
https://www.goldenminerals.com/_resources/governance/GLDN_Compensation_Comm_Charter.pdf?v=0311

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held two meetings in 2024. It is currently comprised of Deborah Friedman (Chairperson), Jeffrey Clevenger and David Watkins. Each member of the Corporate Governance and Nominating Committee is independent as defined by the NYSE American listing standards. The Corporate Governance and Nominating Committee is responsible for overseeing and evaluating the board of directors’ performance, selecting and evaluating prospective director nominees and reviewing board and board committee compensation. The Corporate Governance and Nominating Committee also oversees and provides advice to the board of directors regarding our corporate governance policies, practices and procedures.

The board of directors has adopted a charter for the Corporate Governance and Nominating Committee that may be viewed on Golden Minerals’ website at:
https://www.goldenminerals.com/_resources/governance/GLDN_Corp_Gov_Nominating_Comm%20Charter.pdf?v=0311

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The Role of the Corporate Governance and Nominating Committee in the Nomination Process

In identifying and recommending nominees for positions on our board of directors, our Corporate Governance and Nominating Committee places emphasis on the following criteria, among others:

●	Judgment, character, expertise, skills and knowledge useful to the oversight of our business;
●	Business or other relevant experience; and
●	The extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of our board of directors will contribute to a board that is effective, collegial and responsive to the needs of the Company.

Our Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Corporate Governance and Nominating Committee to recommend them to our board of directors but rather believes that each nominee should be evaluated based on his or her individual merits, considering the needs of the Company and the composition of our board of directors. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. We do not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather consider it among the various factors relevant to any particular nominee. Our Corporate Governance and Nominating Committee evaluates possible candidates in detail and suggests individuals to explore in more depth. In the event that we decide to fill a vacancy that exists, or we decide to increase the size of the board of directors, our Corporate Governance and Nominating Committee will identify, interview and examine, and make recommendations to the board of directors regarding appropriate candidates. We identify potential candidates principally through suggestions from the Company’s directors and senior management. Our President and Chief Executive Officer and board members may also seek candidates through informal discussions with third parties. We also consider candidates recommended or suggested by stockholders.

Board Independence and Leadership Structure

Our board of directors has determined that each of our current directors, other than Mr. Castanos, our President and Chief Executive Officer, is independent as defined by the NYSE American listing standards.

Mr. Clevenger served as our President until May 2015 and as our Chief Executive Officer to September 2015. Mr. Clevenger has served as our Chairman of the board of directors since Company’s inception in 2009, The board believes that the Company is best served by a Chairman who has been actively involved with the Company and is therefore able to bring a significant depth of knowledge about the Company to the role of Chairman.

We believe that our current board leadership structure is appropriate as a majority of our board of directors are independent directors.

The Board’s Role in Risk Oversight

It is management’s responsibility to manage risk and bring to the board of directors’ attention any material risks to the Company. The board of directors has oversight responsibility through its Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Stockholder Nominations

The Corporate Governance and Nominating Committee will receive, review and evaluate director candidate recommendations from stockholders. The Corporate Governance and Nominating Committee has adopted written procedures to be followed by stockholders in submitting such recommendations. Candidates proposed by stockholders will be evaluated by the Corporate Governance and Nominating Committee in the same manner as

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candidates that are not proposed by stockholders. A stockholder that wishes to submit a director nomination for inclusion on the universal proxy card in connection with the 2026 annual meeting, other than those directors nominated by the Company, must submit advance written notice to the Chairperson of the Corporate Governance and Nominating Committee no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date. The notice must include all of the information required by Rule 14a-19 under the Exchange Act.

A stockholder nominee for director should be a person of integrity committed to devoting the time and attention necessary to fulfill his or her duties to Golden Minerals. The Corporate Governance and Nominating Committee will evaluate the independence of directors and potential directors nominated by stockholders, as well as his or her business experience, specialized skills and other experience. Diversity of background and experience, including diversity of race, ethnicity, international background, gender and age, are also important factors in evaluating candidates for board membership. In considering diversity, we consider diversity of viewpoints, backgrounds and experience. The Corporate Governance and Nominating Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

The information noted on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the SEC.

Communication with the Board

We have established a process for security holders to communicate with the board of directors. Securityholders wishing to communicate with the board of directors of Golden Minerals should send an email, write or telephone to:

Golden Minerals Company

Attn: Investor Relations

1312 17th Street, Unit #2136
Denver, Colorado, 80202

Telephone: (303) 764-9170

Email: investor.relations@goldenminerals.com

Any such communication must state the type and amount of Golden Minerals securities held by the securityholder and must clearly state that the communication is intended to be shared with the board of directors, or if applicable, with a specific committee of the board. Any such communication received will be forwarded to the members of the board or specific board committee.

Director Attendance at the Annual Meeting

All members of the board of directors are encouraged, but not required, to attend the annual meeting of stockholders. Three members of the Board attended the 2024 annual meeting of stockholders, which was held on May 9, 2024.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Kevin Morano, Jeffrey Clevenger and David Watkins. With the exception of Mr. Clevenger, who was our President to May 2015 and our Chief Executive Officer to September 2015, no member of the Compensation Committee has ever been an officer or employee of Golden Minerals or any of its subsidiaries. None of the individuals on our Compensation Committee had any reportable transactions with Golden Minerals or any of its subsidiaries in 2024. None of our current executive officers have served as a director or member of the compensation committee (or equivalent thereof) of another entity.

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Policy Regarding Options and Similar Equity Awards

We do not currently grant new awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, we have no specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant new awards of stock options or similar equity awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Insider Trading Policy

The information required by Item 408(b) of Regulation S-K regarding the Company’s insider trading policies and procedures is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on or about April 15, 2025.

Director Compensation

Our directors who are also our employees receive no fees for board service. Currently, Mr. Castanos is the only director who is also an employee.

Prior to December 1, 2024, compensation for non-employee directors of Golden Minerals included the following: (i) a $20,000 annual cash retainer, (ii) a $1,000 cash fee for each board meeting that the director attends in person or by telephone, (iii) a $1,000 cash fee for each committee meeting that the director attends in person or by telephone, (iv) an additional $30,000 cash retainer for the Chairman of the board, and (v) an additional $5,000 annual cash retainer for the Chairperson of the Audit Committee. Retainer payments were typically made on the date of the annual stockholders meeting for service until the next annual meeting. Effective December 1, 2024, non-employee directors do not receive cash compensation for board service due to the financial condition of the Company. We also reimburse our directors for all reasonable out-of-pocket costs incurred by them in connection with their services. To conserve cash, all board fees earned in 2023 and 2024 were accrued and not paid; approximately one half of the entire amount accrued for each non-employee director was paid to that director in December 2024.

Non-employee directors may receive discretionary grants of restricted stock units under our 2023 Equity Incentive Plan. Restricted stock units typically vest on the first anniversary of the grant date, and the recipient director is entitled to receive one unrestricted share of common stock for each vested restricted stock unit upon the termination of the director’s service on our board of directors. Our directors are also eligible to receive other equity awards, including stock options, stock appreciation rights, restricted stock units and other stock awards pursuant to our 2023 Equity Incentive Plan. Directors may also hold previously issued restricted stock units and may be entitled to other amounts that are payable on a delayed basis, under the Company’s Non-Employee Directors’ Deferred Compensation and Equity Award Plan (the “Deferred Compensation Plan”). Each non-employee director was awarded a grant of 100,000 restricted stock units in 2024.

The table below sets forth all compensation earned by our non-employee directors during 2024.

Name	Fees Earned or Paid in Cash (1) ($)	Restricted Stock Awards ($)(2)(3)	Stock Options ($)	Total ($)
Jeffrey G. Clevenger(4)	79,000	41,280	—	120,280
W. Durand Eppler(5)	--	—	—	--
Deborah J. Friedman	55,000	41,280	—	96,280
Kevin R. Morano(6)	61,000	41,280	—	102,280
Terry M. Palmer(7)	6,000	—	—	6,000
David H. Watkins	45,000	41,280	—	86,280

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(1)	The cash fees for directors were accrued in the Company’s financial records but not paid to directors from January 2023 through November 2024. In December 2024, directors received cash payments of approximately 50% of the total amounts accrued as follows: Mr. Clevenger, $73,500; Mr. Eppler, $20,000; Ms. Friedman, $48,500; Mr. Morano, $50,000; Mr. Palmer $26,000; and Mr. Watkins, $40,500.
(2)	At December 31, 2024, the aggregate number of outstanding stock awards for each non-employee director were as follows: Mr. Clevenger – 133,600; Mr. Eppler – 0; Ms. Friedman – 108,000; Mr. Morano – 129,493; Mr. Palmer – 0; and Mr. Watkins – 129,493.
(3)	Restricted stock units that will vest on the first to occur of (i) the first anniversary of the grant date and (ii) a Change of Control as defined in the 2023 Plan. The amounts represent the grant date fair market value of the RSUs, calculated in accordance with FASB ASC Topic 718.
(4)	Prior to December 1, 2024, as a non-employee director, Mr. Clevenger received regular board compensation, as described above, plus an additional annual $30,000 retainer for his service as Chairman of the board.
(5)	Mr. Eppler passed away on February 27, 2024.
(6)	In 2024, Mr. Morano received regular board compensation, as described above, plus an additional annual $5,000 retainer for his service as Chairman of the Audit Committee.
(7)	Mr. Palmer retired from the board on May 9, 2024; he did not stand for re-election in 2024.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation information is set forth below for the named executive officers of Golden Minerals through December 31, 2024, including our current principal executive officer and our two other highest compensated executive officers during 2024, and our former chief executive officer as well as our former chief financial officer, who would have been among the two other highest compensated executive officers for 2024 had he not terminated employment. We have not entered into employment agreements with any of our executive officers but have certain arrangements regarding payments following termination of employment. For a description of these arrangements, see “—Post-Employment Payments.” All executives are employed on an at-will basis.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Pablo Castanos(3)	2024	300,000	—	164,000	12,838	476,838
President and Chief Executive Officer	2023	150,000	—	64,800	6,419	221,219
Warren M. Rehn (4)	2024	167,292		126,000	56,755	350,047
Former President and Chief Executive Officer	2023	365,000	—	—	14,423	379,423
Joe Dwyer (5) Chief Financial Officer and Corporate Secretary	2024	195,208	—	35,000	3,816	234,024
Julie Z. Weedman(6)	2024	156,250	—	—	6,743	162,993
Former Senior Vice President and Chief Financial Officer	2023	250,000	—	—	10,584	260,584

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(1)	Stock-based compensation cost for stock awards is measured based on the closing fair market value of the Company’s common stock on the date of grant, in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). See Note 14 of the Notes to the Consolidated Financial Statements for the year-ended December 31, 2024, included in our Annual Report to Stockholders, for a discussion of the grant date fair value. On June 18, 2024, Mr. Castanos received 400,000 restricted stock units pursuant to the 2023 Equity Incentive Plan with a fair market value on the grant date of $164,000 and on August 15, 2024, Mr. Dwyer received 100,000 restricted stock units pursuant to the 2023 Equity Incentive Plan with a fair market value on the grant date of $35,000. In connection with his retirement on June 17, 2024, Mr. Rehn received a one-time grant of 300,000 shares of common stock with a fair market value of the grant date of $126,000.
(2)	Amounts shown as “All Other Compensation” include a one-time payment of $50,000 to Mr. Rehn in connection with his retirement, contributions to the Company’s 401(k) Plan, life insurance premiums paid on behalf of each of the named executive officers and other items.
(3)	Mr. Castanos was appointed as the Executive Vice President of the Company on July 1, 2023 and as President and Chief Executive Officer on June 17, 2024.
(4)	Mr. Rehn retired from his position as the President and Chief Executive Officer of the Company effective as of June 17, 2024.
(5)	Mr. Dwyer was appointed as the Chief Financial Officer and Corporate Secretary of the Company effective as of August 15, 2024. Effective as of August 15, 2024, Mr. Dwyer‘s salary has increased to $225,000.
(6)	Ms. Weedman retired from her position as Senior Vice President, Chief Financial Officer and Corporate Secretary of the Company on August 15, 2024.

The Company terminated further grants under its 2009 Equity Incentive Plan when the Company’s stockholders approved the 2023 Equity Incentive Plan at the Company’s 2023 annual meeting, pursuant to which awards of the Company’s common stock may be made to officers, directors, employees, consultants and agents of the Company and its subsidiaries. As of March 31, 2025, the total number of authorized shares available under the 2023 Equity Incentive Plan is 1,400,000, of which 160,000 currently remain available for issuance, and an aggregate of 940,000 shares are issuable under outstanding awards that have been granted under the 2023 Equity Incentive Plan. The aggregate fair market value of common stock with respect to which ISOs are exercisable for the first time by an option holder under the 2023 Equity Incentive Plan or any other option plan of the Company must not exceed $100,000 in any calendar year. Options and other equity incentive awards under the 2023 Equity Incentive Plan may vest in periodic installments or may be fully vested at the time of grant, as determined by our board of directors. Options under the plan generally may have a term of up to ten years, except in the case of certain participants where the term of options is limited to a term of up to five years. The exercise price of options is not less than 100% of the fair market value of the common stock on the date the option is granted, except in certain instances where the exercise price is set at 110% of such fair market value. Options and other equity awards granted under the 2023 Equity Incentive Plan are generally not transferable except by will or by the laws of descent and distribution, or unless otherwise specified by our board of directors. Our board of directors may amend the plan from time to time, provided that no amendment will be effective unless approved by the stockholders of the Company to the extent necessary to satisfy the requirements of applicable law or rules of any applicable securities exchange.

For disclosure related to our annual burn rate in accordance with the requirements of Section 613 of the TSX Company Manual, see “Burn Rate”.

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Equity Compensation Plan Information

The following table includes information regarding our equity compensation plans as of December 31, 2024:

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by security holders	1,073,425	(1)	—	160,000
Equity compensation plans not approved by security holders	—		—	—
Total	1,073,425		—	160,000

(1)	The amount of shares reported in column (a) includes (i) 133,425 restricted stock units issued under the Non-Employee Director’s Deferred Compensation and Equity Award Plan (the “Deferred Compensation Plan”) adopted pursuant to the 2009 Equity Incentive Plan, and 400,000 restricted stock units issued under the 2023 Equity Incentive Plan, under which the same number of shares are issuable to directors upon their cessation of service as directors for shares that have vested; and (ii) 440,000 and 100,000 restricted stock units issued under 2023 Equity Incentive Plan, pursuant to which the same or a lesser number of shares may be issued to Mr. Castanos and Mr. Dwyer respectively upon termination of employment or a change of control for shares that have vested. For additional information regarding the Deferred Compensation Plan, and the 2023 Equity Incentive Plan, see “The Board and its Committees—Director Compensation” and “Executive Compensation—Summary Compensation Table,” respectively.

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows the equity awards held by our named executive officers as of December 31, 2024:

	Option Awards				Stock Awards (1)
					Stock Awards:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)

Pablo Castanos	—	—	—	—	20,000(2)	1,800
	—	—	—	—	400,000(3)	36,000
Warren M. Rehn	—	—	—	—	—	—
Joe Dwyer	—	—	—	—	100,000(4)	9,000
	—	—	—	—	666(5)	60
Julie Z. Weedman	—	—	—	—	—	—

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(1)	The market value of the restricted stock units is calculated by multiplying the target number of shares underlying the restricted stock units by $0.09, the closing price of the Company’s common stock on December 31, 2024.
(2)	Represents restricted stock units granted pursuant to the 2023 Equity Incentive Plan on July 1, 2023, of which one-half of such units will vest on each of the two succeeding anniversaries of the grant date, provided that the restricted stock units fully accelerate upon the occurrence of a “Change of Control,” as defined in the 2023 Equity Incentive Plan.
(3)	Represents restricted stock units granted pursuant to the 2023 Equity Incentive Plan on June 18, 2024, of which one-half of such units will vest on each of the two succeeding anniversaries of the grant date, provided that the restricted stock units fully accelerate upon the occurrence of a “Change of Control,” as defined in the 2023 Equity Incentive Plan.
(4)	Represents restricted stock units granted pursuant to the 2023 Equity Incentive Plan on August 15, 2024, of which one-half of such units will vest on each of the two succeeding anniversaries of the grant date, provided that the restricted stock units fully accelerate upon the occurrence of a “Change of Control,” as defined in the 2023 Equity Incentive Plan.
(5)	Represents restricted stock awards granted pursuant to the 2009 Equity Incentive Plan on September 26, 2022, which will vest on September 26, 2025.

Risk Assessment and Clawback Policy

The Compensation Committee believes that although a portion of compensation provided to our executive officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. In fact, the design of our compensation programs encourages our executives to remain focused on both short-term and long-term strategic goals. In addition, in 2023, our board of directors adopted a clawback policy in compliance with Rule 10d-1 of the Exchange Act and Section 811 of the NYSE American listing rules. Pursuant to that policy, in the event of a restatement of the Company’s financial results as a result of material non-compliance with financial reporting requirements, the Company is generally required to recoup incentive-based compensation of any executive officer to the extent that it is granted, earned, or vested wholly or in part on financial reporting measures and if such incentive compensation would have been a lower amount if calculated based on the restated results. In such event, the recoupment amount is generally the portion of the incentive compensation that exceeds the compensation that should have been paid based on the restated results.

Post-Employment Payments

Termination Not in Connection with a Change of Control. All of our full-time salaried employees in the US, including each of our executives, are covered by our Severance Compensation Plan. If an executive’s employment is terminated by us other than for cause (as defined in the plan) and such termination is not in connection with or following a change of control, death, disability or retirement, the executive is entitled to receive a lump sum payment equal to the executive’s then current annual salary. We will also pay the executive an amount equal to the difference between the monthly medical and/or dental premiums the executive was paying immediately prior to termination of employment and the total COBRA premium due in order to continue such insurance coverage. Our Incentive Bonus Plan provides that in such circumstances, the executive will be entitled to receive an amount equal to the executive’s target bonus percentage, multiplied by the amount of annual salary paid to the executive through the date of termination. No executive who is terminated for cause, terminates or otherwise voluntarily leaves his or her employment, or whose employment is terminated as a result of death, disability or retirement, is entitled to receive any benefits under the Severance Compensation Plan.

In addition, restrictions on unvested restricted shares will lapse and unvested restricted stock units issued pursuant to the Company’s stockholder-approved equity incentive plan(s) will vest upon an executive’s termination of employment without cause, or as a result of the executive’s death, disability or retirement. If an executive’s employment terminates for any other reason, including for cause, prior to the scheduled vesting date of restricted shares, or restricted stock units issued pursuant to the Company’s stockholder-approved equity incentive plan(s), the shares and units, respectively, are forfeited upon termination unless otherwise determined by the Company.

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Upon an executive’s retirement or termination without cause, all unvested options vest. If an executive’s employment terminates for cause or in the case of disability or death, all unvested options will immediately terminate. For the purpose of our restricted share and option awards, “retirement” means an executive’s termination of employment from the Company and a cessation of work in the executive’s profession as determined at the discretion of the board of directors or designated committee (i) on or after attaining age 55 and completing at least ten years of service, or (ii) on or after attaining age 62.

The following table describes the estimated potential payments and benefits under the Company’s compensation and benefit plans and agreements to which our named executive officers would have been entitled if a termination of employment had occurred as of December 31, 2024 and the actual payments and benefits that Mr. Rehn and Ms. Weedman received in connection with their retirement.

	Severance Payment (Salary)(1) ($)	Health Insurance Premiums(3) ($)	Stock Awards(4) ($)	Other Compensation(5) ($)	Total ($)
Pablo Castanos
Termination without Cause	300,000	26,262	37,800	0	574,062
Death, Disability or Retirement	0	0	37,800	0	37,800

Warren M. Rehn
Retirement	0	0	126,000	50,000	176,000

Joe Dwyer
Termination without Cause	225,000	40,020	9,060	0	386,580
Death, Disability or Retirement	0	0	9,060	0	9,060
Julie Z. Weedman
Retirement	0	0	9,360	0	9,360

(1)	Reflects executive’s annual salary for the year ended December 31, 2024.
(2)	Reflects target bonus amounts for the year ended December 31, 2024, which for Mr. Castanos and was 70% of his annual base salary and for Mr. Dwyer was 50% of his annual base salary.
(3)	We currently pay 100% of group health insurance premiums for medical and dental benefits. Amounts shown reflect 12 months of such premiums at rates in effect at December 31, 2024.
(4)	Reflects the value of outstanding restricted stock units calculated at $0.09 per share, the closing price of our common stock on the last trading day of 2024 (December 31, 2024) as reported on the OTCQB Venture Market, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table.”
(5)	Reflects Mr. Rehn’s one-time cash payment made in connection with his retirement.

Termination in Connection with a Change of Control. We have entered into a Change of Control Agreement, as amended, with each of our named executive officers. Payments under a Change of Control Agreement are in lieu of payments pursuant to our Severance Compensation Plan and are triggered only if one of the following events occurs within two years after a change of control: (1) termination of employment by us other than for cause, disability or death, or (2) termination of employment by the executive for good reason. Upon the occurrence of a change of control, all restricted stock is no longer subject to restrictions, all unvested options shall vest and all restricted stock units issued under the Company’s stockholder-approved equity incentive plan(s) shall vest in full. The amounts

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shown in the table below assume the occurrence of a change of control and one of the triggering termination events on December 31, 2024. These amounts are estimates of the amounts that would have been paid to the named executive officers upon the occurrence of such events. Actual future amounts can only be determined at the time of the named executive officer’s termination of employment. If payments made to the executive would subject the executive to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive would be entitled to receive an additional gross-up payment to cover the excise tax. In addition to the payments and benefits set forth in the table below, Mr. Castanos and Mr. Dwyer would be entitled to reimbursement of all reasonable legal fees and expenses incurred by them prior to December 31 of the second calendar year following the calendar year during which such termination occurs in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit under the Change of Control Agreement. Receipt of benefits upon termination is subject to the execution of a general release of claims by the named executive officer or his beneficiary. Mr. Rehn and Ms. Weedman retired in 2024 and are, therefore, not included in the table below.

	Cash Severance Payment (Salary)(1) ($)	Cash Severance Payment (Bonus)(2) ($)	Health Insurance Premiums(3) ($)	Other Insurance Benefits(4) ($)	Outplacement Counseling (5) ($)	Stock Awards(6) ($)	Total ($)
Pablo Castanos	600,000	420,000	52,524	5,000	10,000	37,800	1,125,324
Joe Dwyer	450,000	225,000	80,039	5,000	10,000	9,060	779,099

(1)	Each of Mr. Castanos and Mr. Dwyer is entitled to receive two times their annual base salary in effect immediately prior to such termination. This amount must be paid in a lump sum within sixty days after the date of termination of employment.

(2)	Each of Mr. Castanos and Mr. Dwyer is entitled to receive two times their respective target bonus amount. At December 31, 2024, the target bonus percentage for Mr. Castanos was 70% of his annual base salary and for Mr. Dwyer was 50% of his annual base salary. This amount must be paid in a lump sum within sixty days after the date of termination of employment.

(3)	We will pay, on each executive’s behalf, the portion of premiums of the Company’s group health insurance, including coverage for each of their eligible dependents, that the Company paid immediately prior to the date of termination (“COBRA Payments”) for the period that such executive is entitled to coverage under COBRA, but not to exceed 24 months for Mr. Castanos and Mr. Dwyer. We will pay such COBRA Payments for the executive’s eligible dependents only for coverage for those dependents that were enrolled immediately prior to the date of termination. The executive will continue to be required to pay that portion of the premium of their health coverage, including coverage for eligible dependents that they were required to pay as an active employee immediately prior to the date of termination.

(4)	For the 24-month period immediately following the date of termination, we have agreed to provide to the executive, at a cost not to exceed an aggregate of $5,000, life, disability, and accident insurance benefits substantially similar to those that the executive was receiving immediately prior to the termination of employment. For the purpose of the above table, we have assumed that a benefit in the aggregate amount of $5,000 will be provided for the named executives.
(5)	For the 52-week period immediately following the date of termination, we have agreed to reimburse the executive for reasonable expenses incurred for outplacement counseling which do not exceed $10,000. For the purpose of the above table, we have assumed that a reimbursement in the aggregate amount of $10,000 will be provided for the named executives.

(6)	Reflects the value of outstanding restricted stock unit awards calculated at $0.09 per share, the closing price of our common stock on the last trading day of 2024 (December 31, 2024) as reported on the OTCQB Venture Market, as shown above in the “Outstanding Equity Awards at Fiscal Year-End Table”.

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Pay Versus Performance Disclosure

The following pay versus performance disclosure is required by rules adopted by the SEC in the fall of 2022. The disclosure required for smaller reporting companies consists of a Pay Versus Performance table and reconciliation of the information reported in the table. The SEC believes this disclosure will help stockholders better evaluate the link between executive pay and performance, both for the Company on a stand-alone basis and as compared to other publicly traded companies.

The pay versus performance table is highly regulated and requires pay disclosure that is significantly different than what we have customarily provided in the Summary Compensation Table and the other executive compensation tables in prior years. The table currently provides SEC mandated compensation data for fiscal years 2022, 20223 and 2024 for our NEOs, along with certain financial performance measures. In reviewing the table, our stockholders should note the following:

●	The amounts in columns (b) and (d) of the table are taken from or derived directly from the total compensation paid to the relevant NEOs as reported in this year’s or prior years’ Summary Compensation Tables;
●	The “compensation actually paid” in columns (c) and (e) represents a new type of compensation disclosure mandated by the SEC, the intent of which is to try and isolate the amount of compensation earned by the relevant NEO(s) in each year. To calculate “compensation actually paid,” we are required to start with the totals for that year as reported in the Summary Compensation Table, deduct the Summary Compensation Table values for stock and option awards, and then add back amounts for new and previously outstanding stock and option awards in a manner mandated by the SEC. The disclosure and calculations are complex and can be confusing, and the amounts determined in accordance with the rules often bear no relation to the money or the economic value received or monetized by a particular NEO in the given year. We therefore caution that the term “compensation actually paid” should not be read literally and does not actually reflect the “take home” amounts received by our NEOs in a given year; and
●	The SEC rules require that we include in the Pay Versus Performance table information regarding the results of our net income as prepared under U.S. GAAP. U.S. GAAP net income was not a performance metric in any of our compensation programs and did not affect the compensation awarded to our NEOs for the years covered by the Pay Versus Performance Table. We are nonetheless required to include such information in the table and we urge our investors to keep in mind that U.S. GAAP net income did not drive the amount of pay awarded to or realized by our NEOs.
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Pay Versus Performance Table

Year	Summary Compen-sation Table Total for PEO (Castanos) (1)	Compen-sation Actually Paid to PEO (Castanos) (1)			Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compen-sation Actually Paid to Non-PEO NEOs (2)		Net Income
			Summary Compensation Table Total for PEO (Rehn) (1)	Compensation Actually Paid to PEO (Rehn)			Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)

(a)	(b)	(c)	(b)	(c)	(d)	(e)	(g)	(h)
2024	$476,838	$331,638	$350,047	$348,047	$217,153	$368,236	$0.47	($7,600,000)
2023	N/A	N/A	$379,426	($859,477)	$240,902	$209,462	$2.74	($9,228,000)
2022	N/A	N/A	$1,087,720	$787,720	$350,093	$350,093	$35.53	($ 9,906,000)

(1)	Warren Rehn was the Company’s principal executive officer (“PEO”) for all of 2022 and 2023 and for a portion of 2024. Pablo Castanos was the Company’s PEO for a portion of 2024.
(2)	The Company’s NEOs other than the PEO for fiscal year 2022 were Robert Vogels, Julie Weedman and John Galassini, for fiscal year 2023 were Pablo Castanos and Julie Weedman and for fiscal year 2024 were Julie Weedman and Joe Dwyer. Pablo Castanos was the Company’s non-PEO NEO for a portion of 2024 and as such, his 2024 compensation is reported both in columns (b) and (c) as the Company’s PEO as well as in columns (d) and (e) as one of the Company’s NEOs other than the PEO.
(3)	Total Shareholder Return (“TSR”) represents the value as of the end of each relevant fiscal year of a hypothetical $100 investment in the Company’s common stock on December 31, 2021, assuming dividend reinvestment. No dividends were paid on stock or option awards in 2024, 2023 or 2022.

1.	Warren Rehn was the Company’s PEO for all of 2022 and 2023 and for a portion of 2024. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Rehn for each year covered in the pay for performance table above (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Rehn for each such covered year (as reported in column (c), above).

	2022	2023	2024

Summary Compensation Table total for Mr. Rehn for the covered year	$1,087,720	$379,423	$350,047
Less Stock awards as reported in the Summary Compensation Table for the covered year	$400,000	$0	$(126,000)
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$400,000	$0	$0
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(300,000)	$(934,500)	$0

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	2022	2023	2024

Plus Fair value of stock awards that are granted and vest in the covered fiscal year	$0	$0	$126,000
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$0	$(304,400)	$(2,000)
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$0	$0	$0
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0	$0
Compensation Actually Paid to Mr. Rehn for the covered year	$787,720	$(859,477)	$348,047

2.	Pablo Castanos was the Company’s PEO for a portion of 2024. The following table contains a reconciliation of the amounts reflected in the Summary Compensation Table for Mr. Castanos for 2024 (as reported in column (b), above) as compared to the Compensation Actually Paid to Mr. Castanos for 2024 (as reported in column (c), above).

2024

Summary Compensation Table total for Mr. Castanos for the covered year	$476,838
Less Stock awards as reported in the Summary Compensation Table for the covered year	$(164,000)
Plus Fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$36,000
Plus (Minus) Change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(8,600)
Plus Fair value of stock awards that are granted and vest in the covered fiscal year	$0
Plus Change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$(8,600)
Less Fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$0
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0
Compensation Actually Paid to Mr. Castanos for the covered year	$331,638

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3.	The following table contains a reconciliation of the average of the amounts reflected in the Summary Compensation Table for the company NEOs (other than the PEOs) for each year covered in the pay for performance table above (as reported in column (d), above) as compared to the Average Compensation Actually Paid to the non-PEO NEOs for each such covered year (as reported in column (e), above). The company NEOs (other than the PEOs) whose compensation is used to calculate the average amounts in the pay for performance table above for fiscal year 2022 were Robert Vogels, Julie Weedman and John Galassini, for fiscal year 2023 were Pablo Castanos and Julie Weedman and for fiscal year 2024 were Pablo Castanos, Julie Weedman and Joe Dwyer.

	2022	2023	2024
Average of Summary Compensation Table Total for non-PEOs named executive officers	$350,093	$240,902	$291,285
Less Average of stock awards as reported in the Summary Compensation Table for the covered year	$123,667	($32,400)	($66,333)
Plus Average of fair value of stock awards granted during the covered fiscal year that are outstanding and unvested as of the end of that covered fiscal year	$104,667	$32,400	$15,000
Plus (Minus) Average of the change in fair value as of the end of the covered fiscal year of stock awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$0	$(26,940)	$(2,191)
Plus Average of fair value of stock awards that are granted and vest in the covered fiscal year	$19,000	$0	$0
Plus Average of change in fair value as of the vesting date of any stock awards granted in a prior fiscal year that vest during the covered fiscal year	$0	$(4,500)	$(2,191)
Less Average of the fair value as of the end of the prior fiscal year of all stock awards forfeited during the covered fiscal year	$0	$0	$0
Plus The dollar value of all dividends or dividend equivalent amounts paid on awards in the covered fiscal year	$0	$0	$0
Average Compensation Actually Paid to the non-	$350,093	$209,462	$368,236

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	2022	2023	2024
PEOs named executive officers for the covered year

Compensation Actually Paid and Cumulative TSR

The following graph reflects the relationship between the amount of “compensation actually paid” to our PEOs and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding our PEOs) with the Company’s cumulative TSR over the three years presented in the table. The Company does not use TSR as a performance measure in the overall executive compensation program.

Compensation Actually Paid and GAAP Net Income

The following table reflects the relationship between the amount of “compensation actually paid” to our PEOs and the average amount of “compensation actually paid” to the Company’s NEOs as a group (excluding our PEOs) with the Company’s net income, as reported under US GAAP, over the three years presented in the table. The Company does not use net income as a performance measure in the overall executive compensation program.

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Risk Management

The board of directors has determined that risks arising from our compensation policies and practices for our executives and employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee and board of directors assess our compensation policies and practices from time to time to ensure that the incentives provided in our compensation arrangements do not emphasize short-term risk taking at the expense of decisions likely to enhance stockholder value over the long term.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter and our Code of Ethics and Business Conduct each provide guidelines for reviewing any “related party transaction.” In particular, the Audit Committee Charter requires that the Audit Committee review any transaction involving Golden Minerals and a related party at least once a year or upon any significant change in the transaction or relationship. Additionally, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with a specified compliance officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Corporate Governance and Nominating Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

Indemnification Agreements with Officers and Directors

We have entered into an indemnification agreement with each of our directors and officers. The indemnification agreements require us to indemnify our directors and officers to the fullest extent permitted under Delaware law.

OWNERSHIP OF COMMON STOCK

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 31, 2025 by:

●	each person known by us to beneficially hold 5% or more of our outstanding common stock,

●	each of our directors,

●	each of our named executive officers, and

●	all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.

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Directors, Executive Officers and 5% Stockholders of Golden Minerals(1)	Beneficial Ownership as of March 31, 2025(2)
	Number	Percentage
Pablo Castanos (3)	20,000	*
Joe Dwyer (4)	1,334	*
Jeffrey G. Clevenger (5)	56,108	*
Deborah J. Friedman (6)	8,000	*
Kevin R. Morano (7)	29,773	*
David H. Watkins (8)	29,893	*
Directors and Executive Officers as a group (6 persons)	145,108	*

*	The percentage of common stock beneficially owned is less than 1%.
(1)	The address of these persons, unless otherwise noted, is c/o Golden Minerals Company, 1312 17th Street, Unit #2136, Denver, Colorado, 80202.

(2)	For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 31, 2025, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(3)	Consists of 20,000 RSUs all of which are vested or will vest within 60 days following March 31, 2025.

(4)	Consists of 1,334 shares of common stock, all of which are vested or will vest within 60 days following March 31, 2025.

(5)	Consists of (i) 22,508 shares of common stock held directly and (ii) 33,600 RSUs which are vested or will vest within 60 days following March 31, 2025. Does not include 128 shares of common stock owned by Mr. Clevenger’s spouse for which he disclaims beneficial ownership.

(6)	Consists of 8,000 RSUs all of which are vested or will vest within 60 days following March 31, 2025.

(7)	Consists of (i) 280 shares of common stock held directly; and (ii) 29,493 RSUs, all of which are vested or will vest within 60 days following March 31, 2025.
(8)	Consists of (i) 400 shares of common stock held directly; and (ii) 29,493 RSUs, all of which are vested or will vest within 60 days following March 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report.

The Audit Committee is currently comprised of Kevin R. Morano (Chairperson), Deborah Friedman and David Watkins. The Audit Committee is responsible for overseeing and evaluating the Company’s financial reporting process on behalf of the board of directors, selecting and retaining the independent auditors, and overseeing and reviewing the internal audit function of the Company.

Management has the primary responsibility for the Company’s financial reporting process, accounting principles, and internal controls, as well as preparation of the Company’s financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. The Audit Committee is responsible for overseeing the conduct of these activities. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to independently verify the representations made by management and the independent

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auditors. The Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP or that an audit of the annual financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the independent auditors are, in fact, “independent.”

The Audit Committee has met and held discussions with management and the independent auditors on a regular basis. The Audit Committee plans and schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its responsibilities. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the independent auditors without the presence of the Company’s management. The Audit Committee has reviewed and discussed with both management and the independent auditors the Company’s consolidated financial statements as of and for the year ended December 31, 2024, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Management advised the Audit Committee that the financial statements were prepared in accordance with GAAP. The Audit Committee has relied on this representation, without independent verification, and on the representations of the independent auditors included in their report on the consolidated financial statements.

The Audit Committee discussed with the independent auditors the matters required to be discussed pursuant to the Statement of Auditing Standards, as amended, the Public Company Accounting Oversight Board (PCAOB) Auditing Standards and the NYSE American listing standards. The independent auditors have provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with the independent auditors their independence. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services to the Company is compatible with maintaining auditor independence. The Audit Committee has concluded that the provision of non-audit services by the independent auditors was compatible with the maintenance of independence in the conduct of their auditing functions.

Based upon its review and discussions with management and the independent auditors and the reports of the independent auditors, and in reliance upon such information, representations, reports and opinions, the Audit Committee recommended that the board of directors approve the audited financial statements for inclusion in the Company’s annual report on Form 10-K for the year ended December 31, 2024 and the board of directors accepted the Audit Committee’s recommendations.

Submitted by the Members of the Audit Committee:

Kevin R. Morano, Chairperson

Deborah Friedman

David H. Watkins

OTHER INFORMATION

Stockholder Proposals

Stockholders may present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by our action in accordance with the proxy rules. Stockholder proposals prepared in accordance with the proxy rules must be received by us on or before December 18, 2025, to be included in our proxy statement for the annual meeting of stockholders in 2026. In addition, in accordance with our Bylaws, if a stockholder proposal is not received by us between January 27, 2026, and the close of business on February 26, 2026, it will not be considered or voted on at the annual meeting. Our Bylaws also contain other procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

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To be timely, a stockholder’s notice to the secretary must be delivered to, or mailed and received at, the principal executive offices of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

Our management and the board of directors know of no other matters to be brought before the annual meeting. If other matters are presented properly to the stockholders for action at the annual meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the common stock represented by such proxy are entitled to vote.

You are urged to complete, sign, date and return your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the annual meeting, as we hope you will, you may vote your shares during the annual meeting.

By order of the Board of Directors,

Joe Dwyer
Chief Financial Officer and Corporate Secretary

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission (including exhibits) may be obtained at no charge by any stockholder entitled to vote at the annual meeting who writes to: Golden Minerals Company, Attn: Investor Relations, 1312 17th Street, Unit #2136, Denver, Colorado, 80202 or at investor.relations@goldenminerals.com.

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Appendix A

Amended and Restated 2023 Equity Incentive Plan

A-1

GOLDEN MINERALS COMPANY
AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

Adopted by the Board on March 13, 2025

Approved by the Company’s stockholders on May 27, 2025

1.	ESTABLISHMENT AND PURPOSE OF PLAN

Golden Minerals Company, a Delaware corporation (the “Company”), established the Golden Minerals Company 2023 Equity Incentive Plan (the “Plan”) on February 24, 2023, as amended and restated as of May 27, 2025 as set forth in this document. The purpose of the Plan is to promote the success of the Company and to increase stockholder value by providing an additional means to attract, motivate, retain and reward selected employees, non-employee directors, and other eligible persons through the grant of equity and cash Awards that align the interests of Plan participants with the interests of the Company’s stockholders.

2.	DEFINITIONS
2.1	Defined Terms. As used in the Plan, the following capitalized terms shall have the meanings set forth below:
a.	“Administrator” shall mean the Board or one or more Committees appointed by the Board (or appointed by another Committee within that Committee’s delegated authority) to administer all or certain aspects of this Plan, as set forth in Section 3 hereof.
b.	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.
c.	“Award” shall mean any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Stock Unit, cash Award, or Other Stock-Based Award.
d.	“Award Agreement” shall mean a written or electronic Award agreement between the Company and a Participant evidencing the grant of an Award under the Plan and containing the terms and conditions of such Award, as determined by the Administrator.
e.	“Board” shall mean the board of directors of the Company.
f.	“Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events, in each case as determined by the Administrator: (i) Participant’s gross negligence or willful misconduct in connection with the performance of his or her duties; (ii) Participant’s conviction of, or a plea of nolo contendere to, a felony or a crime involving fraud or dishonesty under the laws of the United States or any state thereof; (iii) Participant’s conduct that brings the Company into substantial public disgrace or disrepute; (iv) Participant’s performance of any act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; (vi) Participant’s substantial and repeated failure to perform duties as reasonably directed by the Board, or (vi) Participant’s material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between the Participant and the Company. Any determination by the Administrator whether an event constituting Cause has occurred will be final, binding and conclusive. For purposes of this
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definition, the term “Company” shall be interpreted to include any Subsidiary, Affiliate or parent of the Company, as appropriate.

g.	“Change in Control” shall mean the occurrence of any of the following events:
1.	the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the acquisition of additional securities by any one Person, who is already considered to beneficially own more than thirty-five percent (35%) of the Outstanding Company Voting Securities, will not be considered a Change in Control; or
2.	a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (2), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
3.	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (3), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (3). For purposes of this subsection (3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

If the occurrence of a Change in Control is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Change in Control will be deemed to have occurred only if the transaction is also a “change in ownership or effective control of” the Company or a “change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).

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h.	“Code” shall mean the Internal Revenue Code of 1986, as amended.
i.	“Committee” shall mean the compensation committee of the Board, or such other Committee of the Board to which administration of the Plan, or a part of the Plan, has been duly delegated as permitted by applicable law and in accordance with the Plan.
j.	“Common Stock” shall mean the common stock of the Company, par value $0.01 per share, and such other securities or property as may become the subject of Awards under this Plan pursuant to an adjustment made under Section 8.1.
k.	“Company” shall mean Golden Minerals Company, a Delaware corporation.
l.	“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code; provided that, if the occurrence of a Disability is a payment event for an Award that is “non-qualified deferred compensation” subject to Code Section 409A, then a Disability will be deemed to have occurred only if the Participant’s condition also qualifies as a “disability” for purposes of Code Section 409A.
m.	“Effective Date” shall mean the date on which this Plan is approved by the stockholders of the Company.
n.	“Eligible Person” shall mean any person who is either: (a) an officer (whether or not a director) or employee of the Company or one of its Subsidiaries, (b) a non-employee director of the Company or one of its Subsidiaries, or (c) an individual consultant who renders bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Subsidiaries in a capital raising transaction or as a market maker or promoter of securities of the Company or one of its Subsidiaries) to the Company or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Company’s eligibility to use Form S-8 to register under the Securities Act, the offering and sale of shares issuable under this Plan by the Company, or to the Company’s compliance with any other applicable laws.
o.	“Exchange” shall mean the Toronto Stock Exchange and any successor thereof.
p.	“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.
q.	“Fair Market Value” shall mean the fair market value of a share of Common Stock as of a particular date, determined as follows: (i) if the Common Stock is then listed on the Exchange or other market on which the Common Stock is principally traded on the day immediately preceding the date of grant, the closing sale price reported for such share of Common Stock for the last market trading day prior to the particular date for which Fair Market Value is being determined (and, if the closing sale price is reported in Canadian dollars, it shall be converted into US dollars using the Bank of Canada rate of exchange for converting Canadian dollars into US dollars on the date of determination of the closing sale price), as reported on the Exchange or other market on which such stock is principally traded, or (ii) if the shares of Common Stock are not then listed on the Exchange or other market, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion consistent with the requirements under Section 409A of the Code.
r.	“Incentive Stock Option” or “ISO” shall mean an Option that is intended to comply with the requirements of Section 422 of the Code.
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s.	“Insider” shall have the meaning set forth in the Exchange’s Company Manual.
t.	“Non-Qualified Stock Option” shall mean an Option that is not intended to comply with the requirements of Section 422 of the Code.
u.	“Option” shall mean a right to purchase a specified number of shares of Common Stock during a specified period at a fixed exercise price as determined by the Administrator, granted pursuant to Section 6.1.1.
v.	“Other-Stock Based Award” shall mean a stock-based Award issued pursuant to Section 6.1.7.
w.	“Participant” shall mean any Eligible Person that has been issued an Award under the Plan.
x.	“Performance Stock Unit” or “PSU” shall mean an Award evidencing the right to receive shares of Common Stock or equivalent value (as determined by the Administrator) based on the attainment of certain performance goals, issued pursuant to Section 6.1.5.
y.	“Plan” shall have the meaning set forth in Section 1 hereof.
z.	“Restricted Stock” shall mean shares of Common Stock that are subject to forfeiture and restrictions on transferability, issued pursuant to Section 6.1.3.
aa.	“Restricted Stock Unit” or “RSU” shall mean a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Administrator) that is restricted or subject to forfeiture provisions, issued pursuant to Section 6.1.4.
bb.	“Section 409A” shall mean section 409A of the Code and related Treasury regulations and guidance promulgated thereunder.
cc.	“Securities Act” shall mean the United States Securities Act of 1933, as amended.
dd.	“Share Limit” shall have the number of shares available for issuance under the Plan as set forth in Section 4.1.
ee.	“Stock Appreciation Right” or “SAR” shall mean a right to receive the appreciation value on the shares of Common Stock subject to the Award, issued pursuant to Section 6.1.2.
ff.	“Subsidiary” shall mean any corporation (other than the Company) or other entity controlled by the Company directly or indirectly though one or more intermediaries.
2.2	Construction. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
3.	PLAN ADMINISTRATION
3.1	Plan Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. Any Committee appointed by the Board to act as the Administrator shall be comprised solely of one or more directors or such other number of directors as may be required under applicable law and the rules of the Exchange or any other applicable stock exchange. A Committee may delegate some or all of its authority to another Committee so constituted. The Board or a Committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the rules of the Exchange and any other applicable stock exchange, to one or more officers of the Company, its powers under this Plan (a) to determine the Eligible Persons who
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will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different Committees with administrative and grant authority under this Plan. Unless otherwise provided in the bylaws of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the affirmative vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute due authorization of an action by the acting Administrator.

Grants of Awards, and transactions in or involving Awards, intended to be exempt under Rule 16b-3 under the Exchange Act, must be duly and timely authorized by the Board or a Committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). Awards granted to non-employee directors shall not be subject to the discretion of any officer or employee of the Company and shall be administered exclusively by the Board or a Committee consisting solely of independent directors.

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to, without obtaining stockholder approval, do all things deemed necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a delegation to a Committee or one or more officers, within the authority delegated to that Committee or person(s)), including, without limitation, the authority to:
a.	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards under this Plan;
b.	grant Awards to Eligible Persons, determine the type of Awards to be granted, the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons in accordance with the terms of the Plan, determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;
c.	approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);
d.	construe and interpret this Plan and any Award Agreements defining the rights and obligations of the Company, its Subsidiaries, and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards granted under this Plan;
e.	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 10.5.5;
f.	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (in the case of Options or Stock Appreciation Rights, within the maximum ten (10)-year term of such Awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 10.5.5;
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g.	adjust the number of shares of Common Stock subject to any Award, adjust the price of any or all outstanding Awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to compliance with applicable Exchange and any other applicable stock exchange requirements, Sections 4 and 10.5.5, and provided that in no case (except due to an adjustment contemplated by Section 8) shall the terms of any outstanding Awards be amended (by amendment, cancellation and regrant, or other means) to reduce the per share exercise or base price of any outstanding Option or Stock Appreciation Right or other Award granted under this Plan, or be exchanged for cash, other Award or Option or Stock Appreciation Right with an exercise price that is less than the per share exercise price of the original Option or Stock Appreciation Right, without stockholder approval, and further provided that any adjustment or change in terms made pursuant to this Section 3.2g shall be made in a manner that, in the good faith determination of the Administrator will not likely result in the imposition of additional taxes or interest under Section 409A;
h.	determine the date of grant of an Award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an Award shall be the date upon which the Administrator took the action granting an Award);
i.	determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof and authorize the termination, conversion, substitution, acceleration or succession of Awards upon the occurrence of an event of the type described in Section 8;
j.	acquire or settle rights under Awards in cash, stock of equivalent value, or other consideration, subject to the provision of the Plan; and
k.	determine the Fair Market Value of the Common Stock or Awards under this Plan from time to time and/or the manner in which such value will be determined.
3.3	Binding Determinations. Any action taken by, or inaction of, the Company, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board, the Administrator, nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, legal fees) arising or resulting therefrom to the fullest extent permitted by law. The foregoing right of indemnification shall be in addition to any right of indemnification set forth in the Company’s certificate of incorporation and bylaws, as the same may be amended from time to time, or under any directors and officers liability insurance coverage or written indemnification agreement with the Company that may be in effect from time to time.
3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including professional advisors to the Company. The Administrator shall not be liable for any such action or determination taken or made or omitted in good faith based upon such advice.
3.5	Delegation of Non-Discretionary Functions. In addition to the ability to delegate certain grant authority to officers of the Company as set forth in Section 3.1, the Administrator may also delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Subsidiaries or to third parties.
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4.                              SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMIT

4.1	Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to twenty percent (20%) of the Company’s total issued and outstanding shares of Common Stock from time to time. Notwithstanding the foregoing, the number of shares of Common Stock available to be granted, in the sole discretion of the Administrator, as Incentive Stock Options under this Plan may not exceed 3,010,609, subject to adjustment in accordance with Section 8.1. Every three (3) years after the Effective Date, all unallocated shares of Common Stock under the Plan shall be submitted for approval to the Board and the stockholders of the Company.

This Plan is considered an “evergreen” plan since the shares of Common Stock covered by Awards which have been exercised or terminated shall be available for subsequent grants under the Plan and the number of Awards available to grant shall increase as the number of issued and outstanding shares of Common Stock increases.

4.2	Counting of Shares. The Administrator may adopt reasonable counting procedures to ensure appropriate counting and to avoid double counting (as, for example, in the case of tandem or substitute Awards) as it may deem necessary or desirable in its sole discretion. Shares shall be counted against those reserved to the extent shares have been delivered pursuant to an Award and are no longer subject to a substantial risk of forfeiture. Accordingly, to the extent that an Award under the Plan, in whole or in part, is exercised, cancelled, expired, forfeited, settled in cash, or otherwise terminated for any reason prior to the delivery of shares of Common Stock to the Participant, the shares of Common Stock subject to such Awards (or portion(s) thereof) or that are retained by or returned to the Company will be added back to the number of shares of Common Stock reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan. Notwithstanding the foregoing, shares of Common Stock that are withheld from such an Award or separately surrendered by the Participant in payment of the exercise price or taxes relating to such an Award, and the total number of shares subject to the exercised portion of a stock-settled SAR (regardless of the actual lesser of number shares delivered to the Participant), shall not be considered issued and outstanding for the purposes of determining the number of shares of Common Stock reserved for issuance under the Plan.
4.3	Reservation of Shares; No Fractional Shares. The Company shall at all times reserve a number of shares of Common Stock sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Company has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of Awards under this Plan.
5.	PARTICIPATION

The Administrator may grant Awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. The Administrator shall, in its sole and absolute discretion, select from among the Eligible Persons those individuals who shall receive Awards and become Participants under the Plan. There is no right of any Eligible Person to receive an Award under the Plan, and the Administrator has absolute discretion to treat Eligible Persons differently from one another under the Plan. Receipt of an Award by a Participant shall not create the right to receive future Awards under the Plan, but a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine. The participation of each Participant in an Award will be voluntary and will not be induced by expectation of appointment, employment or engagement, or continued appointment, continued employment or continued engagement.

6.	AWARDS
6.1	Type and Form of Awards. The Administrator shall determine the type or types of Award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem.
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Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company or its Subsidiaries. The types of Awards that may be granted under this Plan are:

6.1.1	Stock Options.
a.	General Option Provisions. Options may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An Option may be intended to be an Incentive Stock Option or a Non-Qualified Stock Option. The Award Agreement for an Option will indicate if the Option is intended to be an ISO or a Non-Qualified Stock Option. The maximum term of each Option (whether an ISO or a Non-Qualified Stock Option) shall be ten (10) years. The per share exercise price for each Option shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant of the Option. Each Option shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion. When an Option is exercised, the exercise price for the shares underlying such Option shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 6.4.
b.	Additional Rules Applicable to ISOs. Notwithstanding the general Option rules set forth in Section 6.1.1a, the following rules shall apply to Options intended to qualify as ISOs. ISOs may only be granted to employees of the Company or its Subsidiaries (for this purpose, the term “subsidiary” is as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least fifty percent (50%) of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Company and ending with the subsidiary in question). To the extent that the aggregate Fair Market Value (determined at the time of grant of the applicable Option) of shares of Common Stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company or its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such Options shall be treated as Non-Qualified Stock Options. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. An Award Agreement relating to ISOs may contain such other terms and conditions as from time to time are required in order for the Option to be considered an “incentive stock option,” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless the exercise price of such option is at least one hundred and ten percent (110%) of the Fair Market Value of the stock subject to the Option and the term of such Option does not exceed five (5) years from the date such Option is granted.
6.1.2	Stock Appreciation Rights. A SAR is an Award that entitles the Participant to receive, upon exercise of the SAR, a payment in cash and/or Common Stock, or a combination of the two, equal to (or having a Fair Market Value equal to) the product of (x) number of SARs being exercised multiplied by (y) the excess of (i) the Fair Market Value of a share of Common Stock on the date the SAR is exercised, over (ii) the “base price” (as determined below) applicable to the SAR. SARs may only be granted to Eligible Persons for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). The base price of the
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SAR shall be determined by the Administrator but shall be not less than the Fair Market Value of the Company’s Common Stock on the date of grant. The maximum term of a SAR shall be ten (10) years. SARs shall become exercisable at such times and under such conditions and shall be subject to such other terms as may be determined by the Administrator in its discretion consistent with the terms and conditions of the Plan.

6.1.3	Restricted Stock.
a.	General Restricted Stock Provisions. Restricted Stock is Common Stock subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Administrator may determine at the date of grant or thereafter. Except to the extent restricted under the terms of this Plan and the applicable Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to the provisions of Section 6.1.3c and Section 6.8).
b.	Certificates for Shares. Shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Administrator may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Administrator may require that shares of Restricted Stock are held in escrow until all restrictions lapse.
c.	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, any cash dividends paid on shares of Restricted Stock and any stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such dividend or distribution was made. In addition, and subject to applicable law, the Administrator may require or permit a Participant to elect that any cash dividends paid on Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under this Plan, subject to the same vesting schedule as the Restricted Stock to which the dividend relates.
6.1.4	Restricted Stock Units.
a.	Grant of Restricted Stock Units. An RSU represents the right to receive from the Company on the relevant scheduled vesting or payment date for such RSU, one share of Common Stock or, if specified in the applicable Award Agreement, the Fair Market Value of one share of Common Stock paid in cash. The vesting or payment of an Award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Administrator may determine, subject to the provisions of this Plan.
b.	Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, prior to the expiration of the applicable vesting period of an RSU, the Administrator shall provide dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the Participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying each RSU. Each amount or other property credited to any such account shall be subject to the same vesting conditions as the RSU to which it relates. In addition, subject to applicable law, the Administrator may
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require or permit a Participant to elect that any such dividend equivalent amounts credited to the Participant’s account be automatically deemed reinvested in additional RSUs or applied to the purchase of additional Awards under the Plan, subject to the same vesting schedule as the RSUs to which the dividend equivalent amounts relate. The Participant shall be paid the amounts or other property credited to such dividend equivalent account at the same time as payment of the RSU.

c.	Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving RSUs shall have no rights as a stockholder of the Company with respect to such RSUs until such time as shares of Common Stock are issued to the Participant. In the event an RSU is settled in cash, the Participant receiving RSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time an RSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.
6.1.5	Performance Stock Units.
a.	Grant of Performance Stock Units. A PSU is a performance-based Award that entitles the Participant to receive shares of Common Stock or, if specified in the Award Agreement, the Fair Market Value of such shares of Common Stock paid in cash, based on the attainment of one or more performance goals. Each Award of PSUs shall designate a target number of PSUs covered by the Award, with the actual number of shares of Common Stock earned (if any) to be based on a formula set forth in the Award Agreement related to the attainment of one or more performance goals set forth in the Award Agreement.
b.	Dividend Equivalent Accounts. If (and only if) required by the applicable Award Agreement, the Administrator shall pay dividend equivalent rights with respect to PSUs, in which case a Participant shall be entitled to a cash payment with respect to each PSU earned and payable in an amount based on the ordinary cash dividends that would have been payable to the Participant had the Participant been the owner of a number of actual shares of Common Stock equal to the number of PSUs earned, from the date of grant of the PSU Award through the date the PSU is paid. If so determined by the Administrator and set forth in the applicable Award Agreement, such cash amount may be credited with earnings or losses as if deemed reinvested in Common Stock or as if used to purchase additional Awards under the Plan. The amount payable shall be made in a single lump sum on the date on which payment is made in respect of the related PSUs.
c.	Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and the applicable Award Agreement, each Participant receiving PSUs shall have no rights as a stockholder of the Company with respect to such PSUs until such time as shares of Common Stock are issued to the Participant. In the event a PSU is settled in cash, the Participant receiving PSUs shall never receive stockholder rights with respect to such Award. No shares of Common Stock shall be issued at the time a PSU is granted, and the Company will not be required to set aside funds for the payment of any such Award.
6.1.6	Cash Awards. The Administrator may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant cash bonuses (including without limitation, discretionary Awards, Awards based on objective or subjective performance criteria, Awards subject to other vesting criteria or Awards granted consistent with Section 6.1.7 below). Cash Awards may be awarded in such amount and at such times during the term of the Plan as the Administrator shall determine.
6.1.7	Other Awards. The other types of Awards that may be granted under this Plan include: (a) stock bonuses or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock (subject to compliance with applicable laws), upon the passage of time, the occurrence of one or more events, or the satisfaction of
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performance criteria or other conditions, or any combination thereof; or (b) any similar securities or rights with a value derived from the value of, or related to, the Common Stock and/or returns thereon.

6.2	Award Agreements. Each Award (other than cash Awards described in Section 6.1.6) shall be evidenced by a written or electronic Award Agreement in the form approved by the Administrator and, if required by the Administrator, executed or accepted by the recipient of the Award. The Administrator may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Award Agreements on behalf of the Company (electronically or otherwise). The Award Agreement shall set forth the material terms and conditions of the Award as established by the Administrator consistent with the express limitations of this Plan.
6.3	Deferrals and Settlements. Except as otherwise set forth herein, payment of Awards may be in the form of cash, Common Stock, other Awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit Participants to elect to defer the issuance of shares of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares. All mandatory or elective deferrals of the issuance of shares of Common Stock or the settlement of Awards in cash shall be structured in a manner that is intended to comply with, or be exempt from, the requirements of Section 409A of the Code.
6.4	Consideration for Common Stock or Awards. The purchase price for any Award granted under this Plan or the Common Stock to be delivered pursuant to an Award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator and subject to compliance with applicable laws, including, without limitation, one or a combination of the following methods:
a.	services rendered by the recipient of such Award;
b.	cash, check payable to the order of the Company, or electronic funds transfer;
c.	notice and third-party payment in such manner as may be authorized by the Administrator;
d.	the delivery of previously owned shares of Common Stock that are fully vested and unencumbered;
e.	by a reduction in the number of shares otherwise deliverable pursuant to the Award; or
f.	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with an approved broker or dealer who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of Awards.

In the event that the Administrator allows a Participant to exercise an Award by delivering shares of Common Stock previously owned by such Participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the Participant from the Company (upon exercise of an Option or otherwise) must have been owned by the Participant at least six (6) months as of the date of delivery (or such other period as may be required by the Administrator in order to avoid adverse accounting treatment). Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. The Company will not be obligated to deliver any shares with respect to any Award unless and until it receives full payment of the exercise or purchase price therefor and any related withholding amounts under Section 9.1, and any other conditions to exercise or purchase, as established from time to time by the Administrator, have been satisfied. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may at any time eliminate or limit

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a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

6.5	Minimum Vesting Schedule. Except as provided below, all Awards granted under the Plan shall have a minimum one (1) year cliff vesting schedule meaning that no portion of any Award may be scheduled to vest prior to one (1) year after the date of grant of such Award. Notwithstanding the foregoing, upon Board approval, shares of Common Stock authorized by the Board and the stockholders for issuance under the Plan may be granted pursuant to Awards not subject to the minimum vesting schedule described in this Section 6.5.
6.6	Transfer Restrictions.
6.6.1	Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 6.6, by applicable law or by an Award Agreement, as the same may be amended, (a) all Awards are non-transferable by the Participant and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) Awards shall be exercised only by the Participant; and (c) amounts payable or shares issuable pursuant to any Award shall be delivered only to (or for the account of) the Participant.
6.6.2	Exceptions. The Administrator may permit Awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing (provided that any such transfers of ISOs shall be limited to the extent permitted under the federal tax laws governing ISOs). Any permitted transfer shall be subject to compliance with applicable federal, provincial and state securities laws.
6.6.3	Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 6.6.1 shall not apply to:
a.	transfers to the Company,
b.	the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
c.	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,
d.	subject to any applicable limitations on ISOs, if the Participant has suffered a Disability, permitted transfers or exercises on behalf of the Participant by his or her legal representative, or
e.	the authorization by the Administrator of “cashless exercise” procedures with approved brokers or dealers who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Administrator.
6.7	International Awards. One or more Awards may be granted to Eligible Persons who provide services to the Company or one of its Subsidiaries outside of the United States. Any Awards granted to such persons may, if deemed necessary or advisable by the Administrator, be granted pursuant to
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the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.8	Dividend and Dividend Equivalents. Notwithstanding anything to the contrary herein, in no event may accrued dividends or dividend equivalents with respect to any Award issued under the Plan be paid prior to the vesting of the Award to which they relate.
7.	EFFECT OF TERMINATION OF SERVICE ON AWARDS
7.1	Termination of Employment.
7.1.1	Administrator Determination. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. If the Participant is not an employee of the Company or one of its Subsidiaries and provides other services to the Company or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the Award Agreement otherwise provides) of whether the Participant continues to render services to the Company or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
7.1.2	General. For any Award issued under the Plan, unless the Award Agreement provides otherwise, the portion of such Award that is unvested at the time that a Participant’s employment or service is terminated for any or no reason shall be forfeited and reacquired by the Company; provided however, that the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that such forfeiture requirement shall be waived in whole or in part.
7.1.3	Stock Options and SARs. For Awards of Options or SARs, unless the Award Agreement provides otherwise, the exercise period of such Options or SARs shall expire:
a.	three (3) months after the last day that the Participant is employed by, or provides services to, the Company or its Subsidiaries (provided however, that in the event of the Participant’s death during this period, those persons entitled to exercise the Option or SAR pursuant to the laws of descent and distribution shall have one (1) year following the date of the Participant’s death within which to exercise such Option or SAR);
b.	twelve (12) months after the last day that the Participant is employed by, or provides services to, the Company or a Subsidiary in the case of a Participant whose termination of employment or service is due to death or Disability; and
c.	immediately upon a Participant’s termination for Cause.

The Administrator will, in its absolute discretion, determine the effect of all matters and questions relating to a termination of a Participant’s employment or service, including, but not limited to, the question of whether a leave of absence constitutes a termination of employment or service and whether a Participant’s termination is for Cause.

7.2	Events Not Deemed Terminations of Service. Unless the express policy of the Company or any of its Subsidiaries or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other paid leave of absence authorized by the Company or one of its Subsidiaries, or the Administrator. In the case of any employee of the Company or one of its Subsidiaries on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or
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applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.

7.3	Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Subsidiaries is reduced (for example, and without limitation, if the Participant is an employee of the Company and the Participant has a change in status from full-time to part-time or takes an extended leave of absence) after the date of grant of any Award, the Administrator, in its sole discretion, may (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting schedule applicable to such Award in accordance with Section 409A, as applicable. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so amended.
7.4	Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary of the Company, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Company or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.                               ADJUSTMENTS; ACCELERATION

8.1	Adjustments. Upon or in contemplation of (a) any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, (b) any merger, arrangement, combination, consolidation, or other reorganization, (c) any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property), or (d) any exchange of Common Stock or other securities of the Company, or any similar unusual or extraordinary corporate event or transaction affecting the Common Stock, the Administrator shall in such manner, to such extent and at such time as it deems appropriate and equitable in the circumstances (but subject to compliance with applicable laws and the requirements of the Exchange and any other applicable stock exchange) proportionately adjust, any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the Share Limit and the limit on the number of ISOs issuable under the Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (3) the grant, purchase or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding Awards, and (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding Awards. Any adjustment made pursuant to this Section 8.1 shall be made in a manner that, in the good faith determination of the Administrator, will not likely result in the imposition of additional taxes or interest under Section 409A of the Code. With respect to any Award of an ISO, the Administrator may make an adjustment that causes the Option to cease to qualify as an ISO without the consent of the affected Participant. Any determinations made by the Administrator pursuant to this Section 8.1 shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.
8.2	Change in Control. Unless otherwise provided in an applicable Award Agreement, in the event of a Change in Control, the Administrator shall have full discretion to take whatever actions it deems necessary or appropriate with respect to outstanding Awards, including, but not limited to: (a) to provide for full or partial accelerated vesting of any Award or portion thereof, either immediately prior to such Change in Control or on such terms and conditions following the Change in Control (such as a termination without Cause) as the Administrator determines in its sole and absolute discretion, (b) to provide for the assumption of such Awards or portions thereof or the substitution of such Awards or portions thereof with similar awards of the surviving or acquiring company or parent thereof, in a manner designed to comply with Section 409A of the Code, (c) to provide for
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the settlement in cash or property and cancellation of any Award or portions thereof immediately prior to such Change in Control, which settlement may, in a manner designed to comply with Code Section 409A, be subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change in Control, and (d) take any other actions as the Administrator deems necessary or advisable in connection with such Change in Control transaction; provided, however, that in the event the surviving or acquiring company does not assume the outstanding Awards or portions thereof or substitute similar stock awards for those outstanding under the Plan as of the Change in Control, then (a) the vesting and exercisability, if applicable, of all Awards or portions thereof shall be accelerated in full immediately prior to such Change in Control, with all performance goals or other vesting criteria applicable to any performance-based Awards deemed achieved based on performance measured through the date of the Change in Control, and (b) such outstanding Awards or portions thereof shall terminate and/or be payable upon the occurrence of the Change in Control. The Administrator may take different actions with respect to different Participants under the Plan, different Awards under the Plan, and different portions of Awards granted under the Plan.

9.	TAX PROVISIONS
9.1	Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or one of its Subsidiaries shall have the right at its option to:
a.	require the Participant (or the Participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold; and
b.	deduct from any amount otherwise payable in cash to the Participant (or the Participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 10.1) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value as of the relevant date or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment, not in excess of the maximum statutory rates in the Participant’s applicable jurisdictions.

9.2	Requirement of Notification of Code Section 83(b) Election. If any Participant shall make an election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provisions of the laws of a jurisdiction outside the United States, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service or other government authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.
9.3	Requirement of Notification of Disqualifying Disposition. If any Participant shall make any disposition of shares of Common Stock delivered to the Participant pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.
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10.	OTHER PROVISIONS
10.1	Compliance with Laws. This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the payment of money under this Plan or under Awards are subject to compliance with all applicable federal, provincial and state laws, rules and regulations and to such approvals by the Exchange and any other applicable stock exchange, regulatory or governmental authority as may, in the opinion of the counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company or any of its Subsidiaries, provide such assurances and representations to the Company or any of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
10.2	Future Awards/Other Rights. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
10.3	No Employment/Service Contract. Nothing contained in this Plan or in any other documents under this Plan or in any Award Agreement shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or any of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at-will, nor shall interfere in any way with the right of the Company or its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without Cause. Nothing in this Section 10.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.
10.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or any of its Subsidiaries by reason of any Award hereunder. Neither the provisions of this Plan or of any related documents, nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Subsidiaries and any Participant, beneficiary or other person. To the extent that a Participant, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
10.5	Effective Date, Termination and Suspension, Amendments.
10.5.1	Effective Date and Termination. This Plan was originally approved by the Board on February 24, 2023 and has become effective upon approval by the stockholders of the Company on May 26, 2023. The amendment and restatement of this Plan was approved by the Board on March 13, 2025 and has become effective upon approval by the stockholders of the Company on May 27, 2025. Unless earlier terminated by the Board, this Plan shall terminate at the close of business ten (10) years after the date on which it was originally approved by the Board. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
10.5.2	Amendment; Termination. Subject to Section 10.5.3, the Board may, in its sole discretion, at any time, terminate or, from time to time, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.
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Without limiting the foregoing, the Board may, without obtaining stockholder approval, modify or amend the Plan as follows:

a.	amend the vesting provisions;
b.	amend the termination provisions;
c.	amend the definition of “Participant” or the eligibility requirements for Eligible Persons which would not have the potential of broadening or increasing Insider participation;
d.	amend the manner in which Participants may elect to participate in the Plan;
e.	make any amendment which is intended to provide additional protection to stockholders of the Company (as determined at the discretion of the Board);
f.	make amendments in any respect it deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith;
g.	make any amendment which is intended to facilitate the administration of the Plan; and
h.	make amendments of a housekeeping nature or to comply with or remove any conflicts or other inconsistencies with the requirements of applicable law or the Exchange or any other applicable stock exchange rules; provided that no such amendment or termination shall materially adversely affect any rights or benefits of a Participant as set out in Section 10.5.5.
10.5.3	Stockholder Approval. To the extent then required by applicable law or any applicable Exchange or any other applicable stock exchange rule or required to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, this Plan and any amendment to this Plan shall be subject to approval by the stockholders of the Company. For greater certainty, none of the following modifications or amendments to the Plan shall be effective unless and until the Company has obtained the approval of the stockholders of the Company in accordance with the requirements of applicable law or the Exchange or any other applicable stock exchange rules:
a.	increase the maximum number or percentage of shares of Common Stock reserved for issuance under the Plan;
b.	amendments to this Section 10.5.3;
c.	reduce the exercise price, or cancel and reissue Options so as to in effect reduce the exercise price, other than pursuant to adjustments in accordance with Section 8;
d.	extend any right of a Participant under the Plan beyond the date on which such right would originally have expired; and
e.	any other amendment that would require approval of stockholders pursuant to Exchange or other applicable stock exchange rules.
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10.5.4	Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator may by agreement or resolution waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 3.2, 10.5.3 and 10.5.5) may make other changes to the terms and conditions of Awards. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations and stockholder approval requirements set forth in Section 3.2g.
10.5.5	Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for purposes of this Section 10.5.5.
10.6	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly provided herein, no adjustment will be made for dividends or other rights as a stockholder of the Company for which a record date is prior to such date of delivery.
10.7	Governing Law; Severability; Construction.
10.7.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware, except as may be otherwise provided in a particular agreement.
10.7.2	Severability. If a court of competent jurisdiction holds any provision of this Plan invalid and unenforceable, the remaining provisions of this Plan shall continue in effect and the Plan shall be construed and enforced without regard to the illegal or invalid provision.
10.7.3	Plan Construction.
a.	Rule 16b-3. It is the intent of the Company that the Awards and transactions permitted by the Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards if an Award or event does not so qualify.
b.	Compliance with Section 409A of the Code. The Board intends that, except as may be otherwise determined by the Administrator, any Awards under the Plan will be either exempt from, or satisfy the requirements of, Section 409A to avoid the imposition of any taxes, including additional income or penalty taxes, thereunder. If the Administrator determines that an Award, Award Agreement, acceleration, adjustment to the terms of an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant’s Award to violate Section 409A, unless the Administrator expressly determines otherwise, such Award, Award Agreement, payment, acceleration, adjustment, distribution, deferral election, transaction or other action or arrangement shall not be undertaken and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, rescinded in order to comply with the requirements of Section 409A to the extent determined by the Administrator without the consent of or notice to the
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Participant. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A.

c.	No Guarantee of Favorable Tax Treatment. Although the Company intends that Awards under the Plan will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest or penalties the Participant might owe as a result of the grant, holding, vesting, exercise or payment of any Award under the Plan.
10.8	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation right, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Subsidiaries, in connection with a distribution, arrangement, business combination, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding Awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan, except as may otherwise be provided by the Administrator at the time of such assumption or substitution or as may be required to comply with the requirements of the Exchange or any other applicable stock exchange.
10.9	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant Awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
10.10	No Corporate Action Restriction. The existence of this Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.
10.11	Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing, or except as otherwise
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specifically set forth in the terms and conditions of such other employee welfare or benefit plan or arrangement. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, Awards or commitments under any other plans or arrangements of the Company or its Subsidiaries.

10.12	Restrictive Covenants; Cause Forfeiture; Clawback Policy.
10.12.1	Restrictive Covenants. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees of the Company or any Affiliate thereof or any confidentiality obligation or post-employment cooperation agreement with respect to the Company or any Affiliate, to the extent specified in such Award Agreement applicable to the Participant.
10.12.2	Annulment upon Termination for Cause. The Administrator may annul an Award if the Participant is an employee of the Company or an Affiliate thereof and is terminated for Cause.
10.12.3	Awards Subject to Clawback. Notwithstanding any other provision of this Plan to the contrary, any Award granted or amount payable or paid under this Plan shall be subject to the terms of any compensation recoupment policy then applicable, if any, of the Company, to the extent the policy applies to such Award or amount. By accepting an Award or the payment of any amount under the Plan, each Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any such policy and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are permitted under the policy or applicable law without further consent or action being required by such Participant. To the extent that the terms of this Plan and the policy or applicable law conflict, then the terms of the policy or applicable law shall prevail.
10.13	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

As adopted by the Board of Directors of Golden Minerals Company on March 13, 2025.

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Appendix B

Stockholder Resolution

B-1

RESOLUTION OF THE STOCKHOLDERS OF

GOLDEN MINERALS COMPANY

AMENDED AND RESTATED 2023 EQUITY INCENTIVE PLAN

BE IT RESOLVED THAT:

1.	the amended and restated 2023 equity incentive plan (the “Amended and Restated Plan”) of the Company, as described in the proxy statement of the Company dated April 17, 2025, and substantially in the form attached as Appendix “A” thereto, be and is hereby approved and ratified;

2.	the setting-aside, allotting and reserving of 20% of the Company’s shares of common stock (the “Common Shares”) outstanding from time to time for issuance pursuant to the exercise of stock options, stock appreciation rights, restricted stock units, performance stock units and other stock-based awards granted under the Amended and Restated Plan is hereby approved and ratified;

3.	all unallocated options, rights or other entitlements under the Amended and Restated Plan be and are hereby approved;

4.	unless the Amended and Restated Plan and all unallocated options, rights and other entitlements under the Amended and Restated Plan are ratified by stockholders of the Company on or before May 27, 2028, the Company shall cease granting stock options, stock appreciation rights, restricted stock units, performance stock units and other stock-based awards under the Amended and Restated Plan after May 27, 2028; and

5.	any one director or officer of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the corporate seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person’s opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

B-2

Golden Minerals Company

HAVE YOUR PROXY CARD READY AND PLEASE USE ONE OF THE EASY VOTING METHODS BELOW Internet: www.AALvote.com/AUMN . Cast your vote online . Have your Proxy Card ready . Follow the simple instructions to record your vote Phone: 1-866-804-9616 . Use any touch tone telephone . Have your Proxy Card ready . Follow the simple recorded instructions Mail: . Mark, sign, and date your Proxy Card DO NOT PRINT IN THIS AREA . Fold and return your Proxy Card in the Prepaid Envelope provided (Stockholder Name Address Data) In Person: . You must attend the meeting at: Lakeway Resort Spa on May 27, 2025 Scan QR Code Golden Minerals Company for Digital Voting For Stockholders of record as of March 31, 2025. Tuesday, May 27, 2025, 2:00 p.m. Central Time. Lakeway Resort Spa, Suite Pecos, 101 Lakeway Dr, Lakeway, TX 78734 CONTROL NUMBER Please visit https://web.viewproxy.com/AUMN/2025 PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY ANNUAL MEETING OF STOCKHOLDERS Golden Minerals Company Tuesday, May 27, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors recommends (i) a vote "FOR" each of the director nominees; and (ii) a vote "FOR" Proposals 2 and 3. The undersigned hereby constitutes and appoints Pablo Castanos and Joseph G. Dwyer and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Golden Minerals Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. Central Time on May 27, 2025 and any adjournment or postponement thereof. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the sections titled "How to Attend the Annual Meeting" and "How You Can Vote". THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE MARK YOUR VOTE AS THIS EXAMPLE Proposal 1. To elect five directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected. . FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below) . WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES, STRIKE A LINE THROUGH THE NOMINEE NAMES BELOW: NOMINEES: NOMINEES: (1) Jeffrey G. Clevenger (4) Kevin R. Morano (2) Pablo Castanos (5) David H. Watkins (3) Deborah J. Friedman Proposal 2. To ratify the appointment of Haynie Company as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. FOR . AGAINST . ABSTAIN . Proposal 3. To approve the Company's Amended and Restated 2023 Equity Incentive Plan. FOR . AGAINST . ABSTAIN . To transact such other business as may properly come before the annual meeting or any postponements or adjournments thereof. PLEASE FOLD ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. 2025 Date Signature(s) of Stockholder(s) Title (if applicable) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. I PLAN TO ATTEND THE ANNUAL MEETING . Address change/Comments: If you noted any Address Changes and/or Comments, please mark box. . CONTROL NUMBER